EXHIBIT 10.16

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 11, 2000, by and among Diamond Entertainment Corporation, a New Jersey corporation, with headquarters located at 800 Tucker Lane, Walnut, California (the "Company"), and the investors listed on Schedule I attached hereto (individually, a "Buyer" or collectively "Buyers").

                                   WITNESSETH:

         WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Company has authorized the following new series of its preferred stock, no par value per share (the "Preferred Stock"): the Company's Series A Convertible Preferred Stock, no par value per share (the "Series A Preferred Shares"), which shall be convertible into shares of the Company's Common Stock, no par value per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Amendment Designating the Series A Preferred Shares, substantially in the form attached hereto as Exhibit A (the "Certificate of Designations");

         WHEREAS, the Buyers wish to purchase, upon the terms and conditions stated in this Agreement, up to 50 Series A Preferred Shares in the respective amounts set forth opposite each Buyer's name on Schedule I and at a purchase price of $10,000 per Series A Preferred Share (the "Purchase Price");

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         WHEREAS, the Series A Preferred Shares are being offered through May Davis Group, Inc. (the "Placement Agent"), as the Company's exclusive placement agent for the offering on a "best efforts" basis; and

         WHEREAS, the aggregate proceeds of the sale of the Series A Preferred Shares contemplated hereby shall be held in escrow pursuant to the terms of an escrow agreement substantially in the form of the Amended and Restated Escrow Agreement attached hereto as Exhibit C.


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         NOW,  THEREFORE,  in  consideration  of the mutual  covenants and other agreements contained in this Agreement the Company and the Buyers hereby agree as follows:

         1.       PURCHASE AND SALE OF SERIES A PREFERRED SHARES.

                  (a) Purchase of Series A Preferred Stock. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined hereinbelow) and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing the number of Series A Preferred Shares and at the purchase price set forth opposite each Buyer's name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the subscription amount set forth opposite his name on Schedule I in same-day funds or a check payable to "First Union National Bank, as Escrow Agent for Diamond Entertainment Corporation," which subscription amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith or the Buyer shall convert the principal amount of the outstanding note(s) held by Buyer as set forth on Schedule I whereupon such note shall be deemed cancelled and paid in full. Notwithstanding the foregoing, a Buyer may withdraw his subscription amount and terminate this Agreement as to such Buyer at any time after the execution hereof and prior to Closing (as hereinafter defined).

                  (b) Closing Date. The closing of the purchase and sale of the Series A Preferred Shares (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time on the fifth business day ("Closing Date") following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Butler Gonzalez, LLP, 1000 Stuyvesant Avenue, Suite 6, Union, NJ 07083.

                  (c) Escrow Arrangements; Form of Payment. Upon execution hereof by Buyer and pending Closing, the aggregate proceeds of the sale of the Series A Preferred Shares to Buyers pursuant hereto shall be deposited in a non-interest bearing escrow account with First Union National Bank, as escrow agent ("Escrow Agent"), pursuant to the terms of an escrow agreement between the Company, the Placement Agent and the Escrow Agent in the form attached hereto as Exhibit C. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate gross proceeds for the Series A Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
         (ii) the Company shall deliver to each Buyer, certificates representing such Series A Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on Schedule I), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "Certificates").

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         2.       BUYER'S REPRESENTATIONS AND WARRANTEES.

                  Each Buyer represents and warrants, severally and not jointly, that:

                  (a) Investment Purpose. Each Buyer is acquiring the Series A Preferred Shares and, upon conversion of the Series A Preferred Shares, will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of Series A Preferred Shares or Conversion Shares at any time in accordance with or pursuant to a registration statement or an available exemption under the 1933 Act.

                  (b) Accredited Investor Status. Each Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                  (c) Reliance on Exemptions. Each Buyer understands that the Series A Preferred Shares and the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                  (d) Information. Such Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Series A Preferred Shares and the Conversion Shares, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Series A Preferred Shares and the Conversion Shares involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series A Preferred Shares and the Conversion Shares.

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

                  (e) No Governmental Review. Such Buyer understands that no United States Federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series A Preferred Shares or the Conversion Shares, or the fairness or suitability of the investment in the Series A Preferred Shares or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Series A Preferred Shares or the Conversion Shares.

                  (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Series A Preferred Shares and the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and Warrant Shares.

                  (g) Legends. Such Buyer understands that the certificates or other instruments representing the Series A Preferred Shares and upon issuance of the Conversion Shares, the stock certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

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               THE  SECURITIES  REPRESENTED  BY THIS  CERTIFICATE  HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series A Preferred Shares and/or the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the 1933 Act or (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form acceptable to the Company and its counsel, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the 1933 Act.

                  (h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (i) Receipt of Documents. Such Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Certificate of Designations, and the Escrow Agreement; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-KSB for the year ended March 31, 1999; (iv) the Company's Forms 10-QSB for the periods ended June 30, September 30, and December 31, 1999; (v) the Company's definitive proxy statement, dated March 27, 2000; and (vi) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

                  (j) Due Formation of Corporate and Other Investors. If the Buyer is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Series A Preferred Shares and is not prohibited from doing so.

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

                  (k) Due Authorization of Fiduciary Investors. If the Buyer is purchasing the in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Buyer has been duly authorized and empowered to execute this Agreement and such other person fulfills all the requirements for purchase of the Series A Preferred Shares and agrees to be bound by the obligations, representations, warranties, and covenants contained herein. Upon request of the Company, the Buyer will provide true, complete and current copies of all relevant documents creating the Buyer, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

                  (l) Further  Representations  by Foreign  Investors.
                  ----------------------------------------------------
          If Buyer is not a U.S. Person (as defined), such Buyer hereby represents that such Buyer is satisfied as to full observance of the laws of such Buyer's jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including:
          (i) the legal requirements of such Buyer's jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. Such Buyer's subscription and payment for, and such Buyer's continued beneficial ownership of, the securities will not violate any applicable securities or other laws of such Buyer's jurisdiction. The term "U.S. Person" as used herein shall mean any person who is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyers that:

                  (a)  Organization  and  Qualification.  The  Company  and  its
         subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

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                  (b)   Authorization,   Enforcement,   Compliance   with  Other
         Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Series A Preferred Shares and the Conversion Shares, the Warrants (as defined hereinbelow), or shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series A Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders,
         (iii) this Agreement and the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of
         equity   or   applicable   bankruptcy,   insolvency,    reorganization,
         moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v)
         prior  to  the  Closing   Date,   the   Certificate   of   Designations
         substantially in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of New Jersey and will be in full force and effect, enforceable against the Company in accordance with its terms.

                  (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of April 10, 2000, 62,334,029 shares were issued and outstanding, and 5,000,000 shares of preferred stock, no par value, of which as of April 10, 2000, 483,251 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its


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

         subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreements). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series A Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares as described in this Agreement. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  (d) Issuance of Securities. The Series A Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof and are entitled to the rights and preferences set forth in the Certificate of Designations for the Series A Preferred Shares. The Conversion Shares issuable upon conversion of the Series A Preferred Shares have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Certificate of Designations or the terms of the Warrants and receipt of payment therefor (in the case of the Warrant Shares), the Conversion Shares and the Warrant Shares will be duly issued, fully paid and nonassessable.

                  (e) No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries


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         is bound or affected. Except as disclosed in Schedule 3(e), neither the
         Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in
         violation  of  any  material   law,   ordinance,   regulation   of  any
         governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

                  (f) SEC Documents: Financial Statements. Since June 11, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) and (i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g)  Absence  of  Certain  Changes.  Except  as  disclosed  in
         Schedule 3(g), since the Quarterly Report on Form 10-QSB for the period ended December 31, 1999 filed February 22, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  (h) Absence of  Litigation.  Except as  disclosed  on Schedule
         3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                  (i) Acknowledgment Regarding Buyer's Purchase of Series A Preferred Shares. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Series A Preferred Shares or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  (j) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Buyer.

                  (k) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series A Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares.

                  (1) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series A Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares under the 1933 Act or cause this offering of Series A Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

                  (m) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                  (n)  Intellectual   Property  Rights.   The  Company  and  its
         subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
         Schedule 3(n), to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  (o)  Environmental  Laws. The Company and its subsidiaries are
         (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                  (p) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p), are disclosed in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (q) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (r) Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (s) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
         (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (t) No Materially Adverse Contracts, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

                  (u) Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  (v) Certain Transactions. Except as set forth on Schedule 3(v) and in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (w) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Series A Preferred Shares will increase in certain circumstances and that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series A Preferred Shares in accordance with this Agreement and the Certificate of Designations and the Series A
         Preferred Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  (x) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

         4.       COVENANTS.

                  (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  (b) Form D. The Company agrees to file a Form D with respect to the Series A Preferred Shares and the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Series A Preferred Shares and the Conversion Shares for, or obtain exemption for the Series A Preferred Shares and the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                  (c) Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Series A Preferred Shares or the Warrants are outstanding (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  (d) Use of Proceeds. The Company will use the proceeds from the sale of the Series A Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                  (e)  Financial Information.  The  Company  agrees  to send the following to each Buyer during the Registration Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

                  (f) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, 13,400,000 shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares and the Warrant Shares (specifically, 11,875,000 shares to cover the issuance of the Conversion Shares, 1,500,000 shares to cover the issuance of the Placement Agent's Warrant Shares (as hereinafter defined), and 25,000 shares for the Butler Gonzalez Warrant Shares (as hereinafter defined)). If at any time the Company does not have available
         13,400,000 shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares and the exercise of the Warrant Shares the Company shall call and hold a special meeting within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of common stock authorized. Management shall also vote all of its shares in favor of increasing the number of common shares authorized.

                  (g) Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or over-the-counter bulletin board or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market.

                  (h) Expenses. Each of the Company and the Buyers shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement. The costs and expenses of the Placement Agent and its counsel shall be paid for by the Company at Closing in accordance with the terms of the Placement Agency Agreement between the Company and the Placement Agent, dated April 14, 2000 as such agreement may be amended from time to time.

                  (i) Corporate Existence. So long as any Series A Preferred Shares remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a "Sale of the Company") unless, prior to the consummation of a Sale of the Company, the Company makes appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Shares then outstanding) to insure that, upon the consummation of such Sale of the Company, each of the holders of the Series A Preferred Shares will thereafter have the right to acquire and receive in lieu of the Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares had such Sale of the Company not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 4(i) will thereafter be applicable to the Series A Preferred Shares.

                  (j) Transactions With Affiliates. So long as any Series A Preferred Shares are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (c) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  (k) Warrant Issuances. Subject to the satisfaction of the terms and condition of this Agreement, the Placement Agent will receive on the Closing Date warrants ("Placement Agent's Warrants") to purchase 1,500,000 shares of Common Stock (the "Placement Agent's Warrant Shares") at an exercise price equal to 100% of the Closing Bid Price (as reported by Bloomberg) on the day immediately preceeding the Closing Date and Butler Gonzalez, LLP, counsel to the Placement Agent, will receive on the Closing Date warrants (the "Butler Gonzalez Warrants") to purchase 25,000 shares of Common Stock ("Butler Gonzalez Warrant Shares") at an exercise price equal to 100% of the Closing Bid Price (as reported by Bloomberg) on the day immediately preceding the Closing Date (the Placement Agent's Warrants and the Butler Gonzalez Warrants shall collectively be referred to herein as the "Warrants"). The Warrants shall be exercisable for a period of five (5) years from the date of issuance and shall be substantially in the form of the form of Warrant hereto as Exhibit D.

                  (l) Forced Conversion. As means to raise additional capital, the Company shall have the right to require the holders of the Warrants to exercise such Warrants if the five (5) day average of the Company's Common Stock (as reported by Bloomberg) closes at Thirty cents ($0.30 ) or higher ("Forced Exercise Event"). The Company shall furnish to the holders of the Warrants written notice of the occurrence of a Forced Exercise Event within ten (10) days thereof, whereupon the holders of the Warrants shall within five (5) days of the receipt thereof exercise his Warrants in accordance with the terms thereof.

                  (m) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two
         (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

                  (n) Limitations on Short Sales. The Buyer and its Affiliates shall not engage in short sales of the Company's Common Stock.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions in the form attached hereto as Exhibit E to its transfer agent to issue certificates, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Series A Preferred Shares or the exercise of the Warrants and payment therefor (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or the Warrant Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares or the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares or the Warrant Shares. If the Buyer or Warrant holder provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Buyer of any of the Conversion Shares, or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
         Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Series A Preferred Shares to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a) Each Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (b) The Certificate of Designations shall have been filed with the Secretary of State of the State of New Jersey.

                  (c) The Buyers shall have delivered to the Escrow Agent the Purchase Price for the Series A Preferred Shares being purchased by the Buyers at the Closing and the Escrow Agent shall have delivered such funds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

                  (d) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

         7.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of the Buyer hereunder to purchase the Series A Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

                  (a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

                  (b) The Common Stock shall be authorized for quotation on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board, trading in the Common Stock shall not have been suspended for any reason and all of the Conversion Shares issuable upon conversion of the Series A Preferred Shares shall be approved for listing or quotation on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board.

                  (c) The representations  and  warranties of the Company  shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (d) The Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the form of Exhibit F attached hereto.

                  (e) The Company shall have executed and delivered to the Buyer the Certificates (in such denominations as the Buyer shall request) for the Series A Preferred Shares being purchased by the Buyer at the Closing.

                  (f) The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit G attached hereto.

                  (g) As of the Closing Date, the Company shall as of the Closing Date have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares and permitting the exercise of the Warrants, 13,400,000 shares of Common Stock to effect the conversion of all of the Series A Preferred Shares and the exercise of all the Warrants then outstanding.

                  (h) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

         8.       INDEMNIFICATION.

                  In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Series A Preferred Shares and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Series A Preferred Shares and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Series A Preferred Shares or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations, or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series A Preferred Shares or the status of the Buyer or holder of the Series A Preferred Shares, the Conversion Shares, as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

         9.       GOVERNING LAW: MISCELLANEOUS.

                  (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this Paragraph.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

                  (c)  Headings.   The  headings  of  this   Agreement  are  for
         convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company, to:          Diamond Entertainment Corporation
                                         800 Tucker Lane
                                         Walnut, CA 81709
                                         Attention:     James K.T. Lu, President
                                         Telephone:     (909) 839-1989
                                         Facsimile:     (909) 869-1990

         With a copy to:                 De Martino Finkelstein Rosen & Virga
                                         1818 N Street, N.W., Suite 400
                                         Washington, D.C. 20036
                                         Attention:     Neil R. E. Carr, Esq.
                                         Telephone:     (202) 659-0494
                                         Facsimile:     (202) 659-1290

         If to the Transfer Agent, to:   Continental Stock Transfer & Trust Co.
                                         2 Broadway
                                         19th Floor
                                         New York, NY 10004
                                         Attention:  Steven G. Nelson, Chairman
                                         Telephone:  (212) 509-4000
                                         Facsimile:  (212) 509-5150

                  If to the  Buyer,  to its  address  and  facsimile  number  on
         Schedule I, with copies to the Buyer's counsel as set forth on Schedule
         I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i)  Survival.  Unless  this  Agreement  is  terminated  under
         Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) Publicity. The Company and the Buyers shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and Buyers shall be provided with a copy thereof upon release thereof).

                  (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (1) Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyer for the expenses described in Section 4(h) above.

                  (m) Finder. The Company acknowledges that it has engaged The May Davis Group, Inc. as a placement agent in connection with the sale of the Series A Preferred Shares. The Company shall be responsible for the payment of any placement agent fees (which includes cash and warrants to purchase Common Stock) relating to or arising out of the transactions contemplated hereby and from the proceeds thereof.

                  (n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                          DIAMOND ENTERTAINMENT CORPORATION


                          By:        --------------------------------------
                            Name:     James K. T. Lu
                            Title:    President and Chief Executive Officer


                                            [INSERT NAME OF BUYER]

                          By:        --------------------------------------
                            Name:    --------------------------------------
                            Title:   --------------------------------------

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        DIAMOND ENTERTAINMENT CORPORATION

         Pursuant to the provisions of Section 14A:7-2, Corporations, General, of the New Jersey Statutes, the undersigned executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is Diamond Entertainment Corporation (the "Corporation").

         2. Set forth below is a copy of the resolutions of the Board of Directors of the Corporation as required by Section 14A:7-2 of the New Jersey Business Corporation Act which was duly adopted by the Board of Directors on April 14, 2000, which amends the Certificate of Incorporation (i) authorizing a series of the Corporation's authorized preferred stock, no par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 50 shares of Series A Convertible Preferred Stock of the Corporation, as follows:

         RESOLVED,  that  pursuant  to the  authority  expressly  granted to and vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of
Incorporation"), there hereby is created out of the 5,000,000 shares of Preferred Stock, no par value per share, of the Corporation authorized by
Article 4 of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation consisting of 50 shares, which shall be designated Series A Convertible Preferred Stock, which shall have the following powers, designations, preferences and relative, participating, optional or other rights:

         1. Designations, Amount and Par Value. The series of Preferred Stock shall be designated as Series A Convertible Preferred Stock ("Series A Preferred Shares") and the number of shares so designated shall be 50. Each Series A Preferred Share shall have no par value and a stated value of $10,000 per share (the "Stated Value").

         2. Dividends. The Series A Preferred Shares shall not bear any dividends.

         3. Holder's Conversion of Series A Preferred Shares. A holder of Series A Preferred Shares shall have the right, at such holder's option, to convert the Series A Preferred Shares into shares of the Corporation's common stock, no par value per share (the "Common Stock"), on the following terms and conditions:

                  (a)  Conversion  Right.  Subject to the provisions of Sections
         3(g) and 4(a)  below,  at any time or times on or after the  earlier of
         (i) 90 days after the Issuance Date (as defined herein), (ii) 5 days after receiving a "no-review" status from the Securities and Exchange Commission (the "SEC") in connection with a registration statement ("Registration Statement") covering the resale of Common Stock issued upon conversion of the Series A Preferred Shares and required to be filed by the Corporation pursuant to the Registration Rights Agreement between the Corporation and its initial holders of Series A Preferred Shares (the "Registration Rights Agreement"), (iii) the date that the Registration Statement is declared effective by the SEC any holder of Series A Preferred Shares shall be entitled to convert any Series A Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(h) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event other than upon a Mandatory Conversion pursuant to Section 3(g) hereof, or upon a Triggering Event pursuant to
         Section 5(b) hereof, shall any holder be entitled to convert Series A Preferred Shares in excess of that number of Series A Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the then issued and outstanding shares of Common Stock of the Corporation following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, non-converted Series A Preferred Shares beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules thereunder;

                  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series A Preferred Shares pursuant to Section (3)(a) shall be determined according to the following formula (the "Conversion Rate"):

                      (.06)(N/365)(10,000) + 10,000
                      -----------------------------
                              Conversion Price

                  For  purposes  of  this  Certificate  of   Designations,   the
         following terms shall have the following meanings:

                           (i) "Conversion Price" means as, of any Conversion Date (as defined below), the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date, if applicable, and subject to adjustment as provided herein;

                           (ii) "Fixed Conversion Price" means 120% of the Closing Bid Price on the day immediately preceding the day of the closing of the sale and issuance of the Series A Preferred Shares ("Closing Date") subject to adjustment, as provided herein;

                           (iii) "Floating Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Average Market Price for the Common Stock for any five (5) trading days of the previous ten (10) trading days immediately preceding the date of conversion;

                           (iv) "Conversion Percentage" means 80% as adjusted as described herein;

                           (v) "Average Market Price" means, with respect to any
                  security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

                           (vi) "Closing Bid Price"  means,  for any security as
                  of any date, the last closing bid price on The Nasdaq Stock Market, Inc.'s SmallCap Market (the "Nasdaq-Small Cap") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SmallCap is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in The Nasdaq Stock Market, Inc.'s OTC Bulletin Board or, if not so quoted, in the "pink sheets" for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Corporation (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); and

                           (vii)  "N"  means  the  number  of  days  from,   but
                  excluding, the Issuance Date through and including the Conversion Date for the Series A Preferred Shares for which conversion is being elected; and

                           (viii) "Issuance Date" means the date of issuance of the Series A Preferred Shares.

                  (c) Penalty - Registration Statement. If the Registration Statement is not declared effective by the SEC on or before the one hundred and fiftieth (150th) day following the Issuance Date (the "Scheduled Effective Date"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), then:

                           (i) the  Corporation  will pay as liquidated  damages
                  (the "Liquidated Damages") in penalties to the Buyer(s) a cash amount within three (3) business days of the end of the month immediately following the Scheduled Effective Date and for each month thereafter in an amount equal to one and one half percent (1 1/2 %) of the Liquidation Value. (For example, if the Registration Statement becomes effective one (l) month after the Scheduled Effective Date, the Corporation will pay in cash to the Buyer(s) an aggregate of Seven Thousand Five dollars ($7,500) in Liquidated Damages (1 1/2% of $500,000); if, as a further example, thereafter sales could not be made pursuant to the Registration Statement for a period of one and one half (1 1/2) months, the Corporation will pay in cash to the Buyer(s) an aggregate of Eleven Thousand Two Hundred and Fifty dollars ($11,250) in Liquidated Damages ($7,500 for the first month plus $3,750 for the half of second month); and if, as a further example, thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) months after the Scheduled Effective Date, the Corporation will pay in cash to the Buyer(s) an aggregate of Fifteen Thousand dollars ($15,000) in Liquidated Damages ($7,500 for the first month plus $7,500 for the second month).

                  (d) Adjustment to Conversion Price - Dilution and Other Events. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                           (i) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (ii) Reorganization, Reclassification, Consolidation,
                  Merger, or Sale. Any recapitalization, reorganization reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Series A Preferred Shares then outstanding) to insure that, upon the consummation of such Organic Change, each of the Holders of the Series A Preferred Shares will thereafter have the right to acquire and receive in lieu of the Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares had such Organic Change not taken place. In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Series A Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 3(d) and Section 3(e) below will thereafter be applicable to the Series A Preferred Shares. For purposes of this Agreement, "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (iii) Notices.

                                    (A)  Immediately  upon any adjustment of the
                           Conversion Price pursuant to this Section 3(d), the Corporation will give written notice thereof to each holder of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                    (B) The Corporation will give written notice
                           to each Holder of Series A Preferred Shares at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or
                           (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                                    (C) The  Corporation  will also give written
                           notice to each Holder of Series A Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, Major Transaction (as defined below), dissolution or liquidation will take place.

                  (e) Purchase Rights. If at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Series A Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Shares immediately before the date an which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (f) Mechanics of Conversion. Subject to the Corporation's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 6 below:

                           (i)  Holder's  Delivery   Requirements.   Subject  to
                  Section 3(a), in order to convert Series A Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern

                  Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Corporation or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Corporation or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series A Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice. Each Conversion Notice shall specify the number of Series A Preferred Shares to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice.

                           (ii) Corporation's Response. Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Corporation or the Transfer Agent (as applicable) shall, within ten (10) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Corporation.

                           (iii) Dispute Resolution. In the case of a dispute as
                  to the determination of the Average Market Price or the arithmetic calculation of the Conversion Rate, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of such holder's Conversion Notice. If such holder and the Corporation are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within two (2) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Corporation shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank designated by the Corporation, or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the ease may be, shall be binding upon all parties absent manifest error.

                           (iv) Record Holder. The person or persons entitled to
                  receive the shares of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock following such conversion.

                           (v) Corporation's  Failure to Timely Convert.  If the
                  Corporation shall fail to issue to a holder within seven (7) business days following the date of receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Series A Preferred Shares, in addition to all other available remedies which such holder may pursue hereunder and under the securities purchase agreement between the Corporation and the initial holders of the Series A Preferred Shares pursuant to which such holders purchased the Series A Preferred Shares (the "Securities Purchase Agreement") (including indemnification pursuant to Section 8 thereof), the Corporation shall pay additional damages to such holder on each day after the seven (7th) business day following the date of receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to the Conversion Notice, for which such conversion is not timely effected, an amount calculated in accordance with the following schedule:

                                                    Late Payment for Each
                     Principal Amount Being       Series A Preferred Share
                     No. Business Days Late              Converted
                     ----------------------       ------------------------

                               1                            $100
                               2                            $200
                               3                            $300
                               4                            $400
                               5                            $500
                               6                            $600
                               7                            $700
                               8                            $800
                               9                            $900
                              10                          $1,000

                              11             $1,000 + $200   for
                                             each  Business Days
                                             Late Beyond 10 days


                  (g) Mandatory Conversion. If any Series A Preferred Shares remain outstanding on April 14, 2002, then all such Series A Preferred Shares shall be converted as of such date in accordance with this
         Section 2 as if the holders of such Series A Preferred Shares had given the Conversion Notice on April 14, 2002, and the Conversion Date had been fixed as of April 14, 2002, for all purposes of this Section 2, and all holders of Series A Preferred Shares shall thereupon and with two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Corporation or the Transfer Agent. No person shall thereafter have any rights in respect of Series A Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

                  (h) Fractional Shares. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series A Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (i) Notwithstanding anything to the contrary set forth in this Certificate of Designations, the Corporation shall not be obligated to issue in excess of 11,875,000 conversion Shares upon conversion of the Series A Preferred Shares.

         4. Corporation's Right to Redeem at its Election.

                  (a) At any time, commencing 120 days after the Issuance Date, as long as the Corporation has not breached any of the representations, warranties, and covenants contained herein or in any related agreements, the Corporation shall have the right, in it sole discretion, to redeem ("Redemption at Corporation's Election"), from time to time, any or all of the Series A Preferred Shares which have not previously been redeemed at a price equal to the Redemption Price at Corporation's Election below, provided (i) Corporation shall first provide thirty (30) days advance written notice as provided in subparagraph 4(a)(ii) below (which can be given any time on or after 90 days after the Issuance Date, and (ii) that the Corporation shall only be entitled to redeem Series A Preferred Shares having an aggregate Stated Value of at least One Hundred Thousand Dollars ($100,000). If the Corporation elects to redeem some, but not all, of the Series A Preferred Shares, the Corporation shall redeem a pro-rata amount from each Holder of the Series A Preferred Shares.

                           (i) Redemption Price At Corporation's  Election.  The
                  "Redemption Price at Corporation's Election" shall be calculated as 120% of the Liquidation Value, as that term is defined in Section 10 hereof.

                           (ii) Mechanics of Redemption at Corporation's Election. The Corporation shall effect each such redemption by giving at least thirty (30) days prior written notice ("Notice of Redemption at Corporation's Election") to (A) the holders of the Series A Preferred Shares selected for redemption at the address and facsimile number of such holder appearing in the Corporation's Series A Preferred Shares register and (B) the Transfer Agent, which Notice of Redemption At Corporation's Election shall be deemed to have been delivered three (3) business days after the Corporation's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption at Corporation's Election. Such Notice of Redemption At Corporation's Election shall indicate
                  (i) the number of shares of Series A Preferred Shares that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Corporation's Election") and (iii) the applicable Redemption Price At Corporation's Election, as defined in subsection
                  (a)(i) above. Notwithstanding the above, a holder may convert into Common Stock, prior to the close of business on the Date of Redemption at Corporation's Election, any Series A Preferred Shares which it is otherwise entitled to convert, including Series A Preferred Shares that has been selected for redemption at Corporation's election pursuant to this subsection 4(a).

                  (b) Corporation Must Have Immediately Available Funds or Credit Facilities. The Corporation shall not be entitled to send any Notice of Redemption at Corporation's Election and begin the redemption procedure under Sections 4(a) unless it has:

                           (i) the full amount of the redemption  price in cash,
                  available in a demand or other immediately available account in a bank or similar financial institution; or

                           (ii) immediately available credit facilities,  in the
                  full amount of the redemption price with a bank or similar financial institution; or

                           (iii) an agreement with a standby underwriter willing
                  to purchase from the Corporation a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

                           (iv) a  combination  of the  items  set forth in (i),
                  (ii), and (iii) above, aggregating the full amount of the redemption price.

                  (c) Payment of Redemption Price. Each Holder submitting Series A Preferred Shares being redeemed under this Section 4 shall send their Series A Preferred Share Certificates to be redeemed to the Corporation or its Transfer Agent, and the Corporation shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Corporation's Election.

         5.       Redemption at Option of Holders.

                  (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series A Preferred Shares contained herein, after a Major Transaction (as defined below), the holders of Series A Preferred Shares then outstanding shall have the right in accordance with Section 5(f), at the option of the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, to require the Corporation to redeem all of the Series A Preferred Shares then outstanding at a price per Series A Preferred Share equal to the greater of (i) 100% of the Liquidation Value (as defined below) of such shares and (ii) the price calculated in accordance with the Redemption

         Rate (as defined below) calculated as of the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (A) after 1:00 p.m. Eastern Standard Time on such date or (B) on a date on which the exchange or market on which the Common Stock is traded or quoted is closed.

                  (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series A Preferred Shares contained herein, after a Triggering Event (as defined below), the holders of Series A Preferred Shares the outstanding shall have the right in accordance with Section 5(g), at the option of the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, to require the Corporation to redeem all of the Series A Preferred Shares then outstanding at a price per Series A Preferred Share equal to the greater of (i) 125% of the Liquidation Value of such share and (ii) the price calculated in accordance with the Redemption Rate as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded or quoted is open.

                  (c) "Redemption Rate." The "Redemption Rate" shall, as of any date of determination, be equal to (i) the Conversion Rate in effect as of such date as calculated pursuant to Section 3(b) multiplied by (ii) the Closing Bid Price of the Common Stock on such date.

                  (d) "Major Transaction." A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                           (i) the consummation of any merger, reorganization, restructuring, consolidation, or similar transaction by or involving the Corporation except (A) a merger or consolidation where the Corporation is the survivor, or where the holders of the capital stock of the Corporation immediately prior to such merger or consolidation own at least 50% of the outstanding capital stock of the surviving entity, (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation, or (C) any such transaction in which each of the holders of the Series A Preferred Shares receives cash at least equal to 120% of the Liquidation Value of such shares in accordance with Section 5(d)(ii) hereof;

                           (ii) sale of all or substantially all of the assets of the Corporation on a consolidated basis or any similar transaction or related transactions which effectively results in a sale of all or substantially all of the assets of the Corporation on a consolidated basis, unless, upon consummation of such transaction, the Corporation reserves an amount in cash at least equal to 125% of the Liquidation Value of the Series A Preferred Shares for payment to the holders thereof.

                  (e)  "Triggering  Event."   A  "Triggering   Event"  shall  be
         deemed  to have occurred at such time as any of the following events:

                           (i) either (A) the failure of the Registration Statement to be declared effective by the SEC or to cover the resale of all of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Shares at any time after ninety (90) days after the Scheduled Effective Date (provided that for purposes of determining the Closing Bid Price under Section 5(c) above, the Triggering Event shall be deemed to have occurred on the first day of such ninety (90) day period) or (B) for any period of ninety (90) consecutive days after the date that is ninety (90) days after the Scheduled Effective Date that Common Stock issued or issuable upon conversion of the Series A Preferred Shares cannot be sold under the Registration Statement for any reason (provided that for purposes of determining the Closing Bid Price under Section 5(c) above, the Triggering Event shall be deemed to have occurred on the first day of such ninety (90) day period);

                           (ii) if for  any  reason  the  Corporation  fails  to
         perform  or  observe  any  covenant,   agreement,  or  other  provision
         contained in Section 9 or 10 hereof;

                           (iii) the Corporation's notice to the holders of Series A Preferred Shares as a class, including by way of public announcement, at any time, of its intention not to comply, other than in accordance with the terms hereof, with requests for conversion of any Series A Preferred Shares for shares of Common Stock;

                           (iv) if for any reason the Corporation fails to perform or observe any covenant, agreement, or other provision contained herein or in the Securities Purchase Agreement, the Registration Rights Agreement, or in any related agreement, and such failure is not cured within 30 days after the Corporation knows, or should have known with the exercise of reasonable diligence, of the occurrence thereof, and such failure has had, or could reasonably be expected to have, a material adverse effect on (A) the financial condition, operating results, business, properties, or operations of the Corporation and its subsidiaries taken as a whole taking into account any proceeds reasonably expected to be received by the Corporation or its subsidiaries in the foreseeable future from insurance policies or rights of indemnification or (B) the Series A Preferred Shares; or

                           (v) any representation or warranty contained in the Securities Purchase Agreement or the Registration Rights Agreement is false or misleading on or as of the date made and which either reflects or has had a material adverse effect on and which, upon the date that the holders require the Corporation to redeem the Class A Preferred Shares continues to have a material adverse effect on (A) the financial condition, operating results, business, properties, or operations of the Corporation and its subsidiaries taken as a whole taking into account any proceeds reasonably expected to be received by the Corporation or its subsidiaries in the foreseeable future from insurance policies or rights of indemnification or (B) the Series A Preferred Shares.

                  (f) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series A Preferred Shares. At any time after receipt of a Notice of Major Transaction, the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the holders' Series A Preferred Shares then outstanding in accordance with Section 5(a) by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Corporation, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Series A Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable redemption price, as calculated pursuant to Section 5(a) above. Unless the Corporation shall fail to fully redeem all of the holder's Series A Preferred Shares pursuant to this Section 5, any notice delivered by the holder pursuant to this subsection shall be irrevocable.

                  (g) Mechanics of Redemption at Option of Buyer Upon Triggering Event. As soon as practicable, but in any event no more than five (5) business days after the occurrence of a Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series A Preferred Shares. At any time after receipt of a Notice of Triggering Event, the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the Series A Preferred Shares then outstanding in accordance with Section 5(b) by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Series A Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable redemption price, as calculated pursuant to Section 5(b) above. Unless the Corporation shall fail to fully redeem all of the holder's Series A Preferred Shares pursuant to this Section 5, any notice delivered by the holder pursuant to this subsection shall be irrevocable.

                  (h) Payment of Redemption Price. Upon the Corporation's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, the Corporation shall immediately notify each holder by facsimile of the Corporation's receipt of such requisite notices necessary to effect a redemption and each holder of Series A Preferred Shares shall thereafter promptly send such holder's Preferred Stock Certificates to be redeemed to the Corporation or its Transfer Agent. The Corporation shall pay the applicable redemption price, as calculated pursuant to
         Section 5(a) or 5(b) above, in cash to such holder within thirty (30) days after the Corporation's receipt of the requisite notices required to effect a redemption; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Corporation or its Transfer Agent; provided further that if the Corporation is unable to redeem all of the Series A Preferred Shares, the Corporation shall redeem an amount from each holder of Series A Preferred Shares equal to such holder's pro-rata amount (based on the number of Series A Preferred Shares held by such holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares being redeemed. If the Corporation shall fall to redeem all of the Series A Preferred Shares submitted for redemption (other than pursuant to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate), the applicable redemption price payable in respect of such unredeemed Series A Preferred Shares shall bear interest at the rate of 2.5% per month (pro rated for partial months) until paid in full. Until the Corporation pays such unpaid applicable redemption price in full to each holder, holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, including shares of Series A Preferred Shares submitted for redemption pursuant to this Section 4 and for which the applicable redemption price has not been paid, shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Corporation to promptly return to each holder all of the Series A Preferred Shares that were submitted for redemption by such holder under this Section 5 and for which the applicable redemption price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Optional Redemption Notice"). Upon the Corporation's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable redemption price to each holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Series A Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Corporation shall immediately return any Certificates for Series A Preferred Shares submitted to the Corporation by each holder for redemption under this Section 4(h) and for which the applicable redemption price had not been paid, (iii) the Fixed Conversion Price of such returned Series A Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Option Redemption Notice(s) is delivered to the Corporation and
         (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect, and (iv) the Conversion Percentage in effect at such time and thereafter shall be reduced by a number of percentage points equal to the product of (A) two and one-half (2.5) and (B) the number of months (prorated for partial months) in the period beginning on the date on which the Notice(s) of Redemption at Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 3(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Market Price" and the term "Redemption Rate" being substituted for the term "Conversion Rate."

         6.       Inability to Fully Convert.

                  (a) Holder's Option if Corporation Cannot Fully Convert. If at any time after the earlier to occur of (i) effectiveness of the Registration Statement or (ii) ninety (90) days after the Scheduled Effective Date, upon the Corporation's receipt of a Conversion Notice, the Corporation does not issue shares of Common Stock which are registered for resale under the Registration Statement within seven (7) business days of the time required in accordance with Section 3(f) hereof, for any reason or for no reason, including, without limitation, because the Corporation (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities from issuing all of the Common Stock which is to be issued to a holder of Series A Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered and eligible for resale under the Registration Statement, then the Corporation shall issue as many shares of Common Stock as it is able to issue in accordance with Stockholder's Conversion Notice and pursuant to Section 3(f) above and, with respect to the unconverted Series A Preferred Shares, the holder, solely at such holder's option, can, in addition to any other remedies such holder may have hereunder, under the Securities Purchase Agreement (including indemnification under Section 8 thereof), under the Registration Rights Agreement, at law or in equity, elect to:

                           (i) require the Corporation to redeem from such holder those Series A Preferred Shares for which the Corporation is unable to issue Common Stock in accordance with such holder's
         Conversion Notice ("Mandatory Redemption") at a price per Series A Preferred Share (the "Mandatory Redemption Price") equal to the greater of (x) 120% of the Liquidation Value of such share and (y) the Redemption Rate as of such Conversion Date;

                           (ii) void its Conversion Notice and retain or have returned, as the case may be the Certificates representing the unconverted Series A Preferred Shares that were to be converted pursuant to such holder's Conversion Notice.

         7. Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Series A Preferred Shares represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the holder of such Series A Preferred Shares a Preferred Stock Certificate representing the remaining Series A Preferred Shares which have not been so converted or redeemed.

         8. Reservation of Shares. The Corporation shall, so long as any of the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, 11,875,000 shares of the Common Stock to effect the conversion of all of the Series A Preferred Shares. If at any time, the Corporation does not have available 11,500,000 authorized and unissued shares of Common Stock to satisfy conversion of all of the Series A Preferred Shares outstanding, the Corporation shall call and hold a special shareholders meeting with thirty (30) days of such occurrence, for the sole purpose of increasing the number of authorized shares. Furthermore, management of the Corporation shall recommend to the shareholders to vote in favor of increasing the number of common shares authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

         9. Voting Rights. Holders of Series A Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of New Jersey and as expressly provided in this Certificate of Designations.

         10. Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Corporation of any class junior in rank to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, an amount per Series A Preferred Share equal to the sum off (i) $10,000 and (ii) an amount equal to the product of (.06) (N/365) ($10,000) (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares and holders of shares of other classes or series of preferred stock of the Corporation that are of equal rank with the Series A Preferred Shares as to payments of Preferred Funds (thc "Pari Passu Shares"), then each holder of Series A Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights as a percentage or the full amount of Preferred Funds payable to all holders of Series A Preferred Shares and Pari Passu Shares. The purchase or redemption by the Corporation of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a
liquidation,   dissolution  or  winding  up  of  the  Corporation.  Neither  the consolidation or merger of the Corporation with or into any other Person, nor the sale or transfer by the Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. No holder of Series A Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein.

         11. Preferred Rank. All shares of Common Stock shall be of junior rank to all Series A Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Corporation. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series A Preferred Shares. The Series A Preferred Shares shall be senior in rights and liquidation preference to the Common Stock or and any series of Preferred Stock hereinafter issued by the Corporation. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then issued and outstanding Series A Preferred Shares, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series A Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Without the prior express written consent of the holders off not less than two-thirds (2/3) of the then issued and outstanding Series A Preferred Shares, the Corporation shall not hereafter authorize or make any amendment to the Corporation's Certificate of

Incorporation or Bylaws, or make any resolution of the board of directors with the New Jersey Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series A Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

         12.      Restriction on Redemption and Dividends.

                  (a) Restriction on Dividend. If any Series A Preferred Shares are outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Corporation shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has been given to holders of the Series A Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this Section 12(a) shall not prohibit the Corporation from declaring and paying a dividend in cash with respect to the Common Stock so long as the Corporation: (i) pays simultaneously to each holder of Series A Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series A Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series A Preferred Shares under clause 12(a)(i) hereof, the Corporation has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Corporation or any of its subsidiaries since its most recent balance sheet and (C) 125% of the amount payable to all holders of any shares of any class of preferred stock of the Corporation assuming a liquidation of the Corporation as the date of its most recently available balance sheet.

                  (b) Restriction on Redemption. If any Series A Preferred Shares are outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Corporation shall not directly or indirectly redeem, purchase or otherwise acquire from any person or entity' other than from a direct or indirect wholly-owned subsidiary of the Corporation, or permit any subsidiary of the Corporation to redeem, purchase or otherwise acquire from any person or entity other than from the Corporation or another direct or indirect wholly-owned subsidiary of the Corporation, any of the Corporation's or any subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities).


         13. Vote to Change the Terms of Series A Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, shall be required for any change to this Certificate of Designations or the Corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares.

         14. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series A Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Shares into Common Stock.

         15. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series A Preferred Shares so affected, the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series A Preferred Shares on the holder of such Series A Preferred Shares depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution, Notwithstanding the foregoing or anything to the contrary, if any holder of the Series A Preferred Shares so affected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Series A Preferred Shares depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Series A Preferred Shares executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder. If the conditions in the preceding two sentences are fully satisfied, the Corporation shall not be required to pay any additional damages set forth in
Section  3(f)(v) of this  Certificate of  Designations  if its failure to timely deliver any Conversion Shares results solely from the holder's failure to deposit any withholding tax hereunder or provide to the Corporation an executed indemnification agreement in the form reasonably satisfactory to the Corporation.


         3. The Certificate of Incorporation of the Corporation is amended so that the designation and number of shares of each class and series acted upon in the resolutions set forth above, and the relative rights, preferences, and limitations of each such class and series are as state in the above resolutions.



            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by James K.T. Lu, its President, as of this day of 14th April, 2000.

DIAMOND ENTERTAINMENT CORPORATION


By:
         Name:    James K. T. Lu
         Title:   President and Chief Executive Officer

                                    EXHIBIT I

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

         The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, no par value per share (the "Common Stock"), of Diamond Entertainment Corporation (the "Company") according to the condition hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the under signed will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes.


Conversion calculations:         ---------------------------------------
                                  Date to Effect Conversion

                                  ---------------------------------------
                                  Number of Shares of Preferred Stock
                                  to be Converted

                                  ---------------------------------------
                                  Number of shares of Common Stock to be issued

                                  ---------------------------------------
                                  Applicable Conversion Price


                                  ---------------------------------------
                                  Signature

                                  ---------------------------------------
                                  Name

                                  ---------------------------------------
                                  Address

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May __, 2000, is made and entered into by and between Diamond Entertainment Corporation, a New Jersey corporation (the "Company"), and -------------------------- (the "Investor").

                                   WITNESSETH:

         WHEREAS, the Company and the Investor have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), pursuant to which the Company issued and sold to the Investor and certain other Investors identified on Schedule I to the Securities Purchase Agreement, up to $500,000 worth of the Company's Series A Preferred Stock, no par value per share (the "Preferred Stock"), which may be converted into shares of the Company's common stock, no par value per share (the "Common Stock"), pursuant to the terms of the Certificate of Amendment to the Company's Certificate of Incorporation establishing the designations, preferences and other rights of the Preferred Stock ("Certificate of Designations"); and

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Securities Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement):


                                    ARTICLE I
                               REGISTRATION RIGHTS

         Section 1.1 Form S-1, SB-2 or S-3 Registration Statements.

                  (a) Filing of Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall prepare and, within ninety (90) days following the date hereof (the "Filing Deadline"), file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the "Initial Registration Statement") for the registration for the resale by all Investors who purchased Preferred Stock pursuant to the Securities Purchase Agreement up to 11,875,000 shares of Common Stock and up to 1,525,000 shares underlying the Warrants issued pursuant to Section 4(k) of the Securities Purchase Agreement to May Davis Group, Inc. (the "Placement Agent"), and Butler Gonzalez, LLP ("Butler Gonzalez") (collectively, the "Initial Registrable Securities"). Prior to the filing of the Initial Registration Statement with the

SEC, the Company shall furnish a copy of the Initial Registration Statement to Investors, the Placement Agent and Butler Gonzalez for their review and comment together with a Selling Shareholder Questionnaire in form prepared by the
Company.  Investors,  the  Placement  Agent and Butler  Gonzalez  shall  furnish comments on the Initial Registration Statement and an executed Selling Shareholder Questionnaire to the Company within five (5) days of the receipt thereof from the Company. Thereafter, if the Company desires to issue to the Investor and/or the Investor desires to convert any Registrable Securities in addition to the Initial Registrable Securities, the Company shall first file with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the Initial Registration Statement and any subsequent registration statement, each, a "Registration Statement").

                  (b) Effectiveness of the Initial Registration Statement. The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the SEC by no later than one hundred and fifty (150) days after the date hereof (the "Registration Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

                  (c) Failure to File the Initial Registration Statement. In the event that the Initial Registration Statement is not filed by the Company with the SEC by the Filing Deadline, then the Applicable Discount (as defined in the Certificate of Designations) shall be reduced by an additional 2% for the first thirty (30) days.

                  (d) Failure to Maintain Effectiveness of a Registration Statement. Subject to Section 1.1(e) hereto, in the event the Company fails to maintain the effectiveness of any Registration Statement (or the underlying prospectus) throughout the period set forth in Section 4.2, other than any temporary suspensions permitted by Section 1.1(e), and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective Period"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to one percent (1%) of the aggregate Purchase Price of all of the Registrable Securities then held by the Investor for each thirty (30) calendar day period (prorated for partial periods) of such Ineffective Period. The payments required by this Section 1.1(d) shall be made on the first Trading Day after the expiration of an Ineffective Period (or if an Ineffective Period shall last more than thirty (30) calendar days, the expiration of each additional thirty (30) calendar day period of an Ineffective Period).

                  (e) Deferral or Suspension During a Blackout Period. Sections 1.1(c) and (d) notwithstanding, if the Company shall furnish to the Investor notice (a "Blackout Notice") signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that he has determined in good faith that it would be seriously detrimental to the Company and its shareholders for the Initial Registration Statement to be filed (or for any Registration Statement to remain in effect) and it is therefore desirable to defer the filing of such Initial Registration Statement (or temporarily suspend the effectiveness of any Registration Statement or use of the related prospectus), the Company shall have the right (i) immediately to defer such filing for a period of not more than thirty (30) days beyond the date by which such Initial Registration Statement was otherwise required hereunder to be filed or (ii) suspend the effectiveness of any Registration Statement for a period of not more than thirty
(30) days (any such deferral or suspension period of up to thirty days, a "Blackout Period"). The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such initial Registration
Statement to be filed (or for any Registration Statement to remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend such effectiveness) during such Blackout Period and agrees to cease any disposition of Registrable Securities during such Blackout Period. The Company may not utilize any of its rights under this Section 1.1(e) to defer the filing of a Registration Statement (or suspend its effectiveness) more than twice in any twelve (12) month period. Following such deferral or suspension, the Investor shall be entitled to the payment required by Section 3(c) of the Certificate of Designations establishing the designations and preferences of the Preferred Stock.

                  (f) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsections 1(c) or 1(d) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and
(iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.


                                   ARTICLE II
                             REGISTRATION PROCEDURES

         Section 2.1 Filings; Information. The Company will effect the registration and sale of the Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this
Agreement:

                  (a) The Company shall (i) prepare and file with the SEC a Registration Statement on Form S-1 or SB-2 (or, if the Company is then eligible, Form S-3) within ninety (90) days from the date hereof (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); (ii) use commercially reasonable efforts to cause such filed Registration Statement to become effective within one hundred and fifty (150) days of the date hereof and remain effective during the period set forth in Section 1.1(b) hereof (pursuant to Rule 415 under the Securities Act or otherwise); (iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 1.1(b); and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

                  (b) The Company shall file all necessary amendments and supplements to any Registration Statement in order to effectuate the purpose of this Agreement and the Securities Purchase Agreement.

                  (c) No later than ten (10) days prior to filing any amendment or supplement to the Initial Registration Statement or any subsequent Registration Statement or prospectus, or any amendment or supplement thereto (excluding, in each case, amendments deemed to result from the filing of documents incorporated by reference therein), or such shorter period as is reasonable under the circumstances, the Company shall deliver to the Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

                  (d) The Company shall deliver,  in accordance  with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by a Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in any Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

                  (e) After the filing of a Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (f) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably request in light of its intended plan of distribution and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities in light of its intended plan of distribution; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

                  (g) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request by the SEC or any other federal or state governmental authority for additional information, amendments or supplements to such Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or notification of the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, related prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate, and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

                  (h) The Company shall enter into customary agreements and take such other customary actions as are reasonably required in order to expedite or facilitate the disposition by the Investor of such Registrable Securities
(whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

                  (i) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or its auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with a Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration
Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other legal process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information has been made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (j) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

                  (k) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the NASD. The Investor agrees to provide such information requested in connection with such registration within five (5) calendar days after receiving such written request, or such shorter period as is reasonable under the circumstances, and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of any Registration Statement caused by the Investor's failure to timely provide such information.

                  (l) The Company shall use its best efforts either: (i) to secure the inclusion for quotation on The Nasdaq Stock Market Inc.'s OTC Bulletin Board Bulletin for such Resgistrable Securities, or (ii) if, despite the Company's best efforts to satisfy the preceding clause (i), the Company is unsuccessful in satisfying the preceding clause (i), to secure the inclusion for quotation in the "pink sheets" for such Registrable Securities, and, without limiting the generality of the foregoing, in the case of clause (i) or (ii), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD"), as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 2(l).

         Section 2.2 Registration Expenses. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (a) all registration, filing, securities exchange listing and fees required by the NASD, (b) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Company), (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (e) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company; but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of the Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each holder that are included under this Agreement.

                                   ARTICLE III
                        INDEMNIFICATION AND CONTRIBUTION

         Section 3.1       Indemnification.

                  (a)  Indemnification  by the  Company.  The Company  agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees, counsel and duly authorized agents of such controlling Person or entity (collectively, the " Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or prospectus relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus, and shall reimburse the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus delivered by the Company to the Investor with or prior to the delivery of written confirmation of the sale by the Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

                  (b) Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company, its Affiliates, officers, directors, employees, counsel and duly authorized agents, and each Controlling Persons of the Company, from and against any and all Damages, joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, and any such Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or prospectus relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, but only to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus, and shall reimburse the Company, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings.

         Section 3.2 Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 3.1 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 3.2 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under
Section 3.1. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Indemnifying Party and the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity is sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

         Section 3.3 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Article III (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

         Section 3.4 Contribution. If the indemnification and reimbursement obligations provided for in any section of this Article III is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.4, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1 No Outstanding Registration Rights. The Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction, except for piggyback registration rights granted to the holders of three convertible notes in the aggregate amount of $250,000 issued to Mr. James K.T. Lu, Balmore Funds and Mr. Jeffrey I. Schillen which notes are convertible into 5,000,000 shares of Common Stock of the Company.

         Section 4.2 Term. The obligations of the Company and the rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Registrable Securities have been issued and have ceased to be Registrable Securities. Notwithstanding the foregoing, Section 1.1(c) and (d),
Article III, Section 4.8, and Section 4.9 shall survive the termination or expiration of this Agreement.

         Section 4.3 Rule 144. The Company will use its commercially reasonable efforts to file in a timely manner information, documents and reports in compliance with the Securities Act and the Exchange Act and will, at its expense, promptly take such further action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act ("Rule 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal executive or financial officer, as to whether it has complied with such requirements.

         Section 4.4 Certificate. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and
(e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

         Section 4.5 Amendment and Modification. No provision of this Agreement may be waived, unless such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         Section 4.6 Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Investor may assign its rights under this Agreement to any subsequent holder of the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Securities Purchase Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         Section 4.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 4.8 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,
(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

       If to the Company, to:             Diamond Entertainment Corporation
                                          800 Tucker Lane
                                          Walnut, CA 81709
                                          Attention:        President
                                          Telephone:        (909) 839-1989
                                          Facsimile:        (909) 869-1990

       With a copy(which shall not
       constitute notice), to:            De Martino Finkelstein Rosen & Virga
                                          1818 N Street, N.W.
                                          Suite 400
                                          Washington, D.C. 20036
                                          Attention:        Neil R.E. Carr, Esq.
                                          Telephone:        (202) 659-0494
                                          Facsimile:        (202) 659-1290

       If to the Investor, to:            ---------------------------------
                                          ---------------------------------
                                          ---------------------------------
                                          ---------------------------------
                                          Attention:
                                          Telephone:        (---) --------
                                          Facsimile:        (---) --------

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 4.9 Governing Law, Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

         Section 4.10 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section 4.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

         Section 4.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 4.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.




            (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                  DIAMOND ENTERTAINMENT CORPORATION


                  By:      ----------------------------------------------
                           Name:    James K. T. Lu
                           Title:   President and Chief Executive Officer


                           ----------------------------------------------
                                         [Name of Investor]

                  By:     ----------------------------------------------
                           Name:  ---------------------------------------
                           Title: ---------------------------------------

                                    EXHIBIT C

                              AMENDED AND RESTATED
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into effective as of April 14, 2000, by and May Davis Group, a Maryland corporation (the "Placement Agent"), Diamond Entertainment Corporation, a New Jersey Corporation (the "Company"), and First Union National Bank, a national banking association, as Escrow Agent hereunder (the "Escrow Agent").

                                   BACKGROUND

         WHEREAS, the Company and the Placement Agent have entered into a Placement Agency Agreement (the "Placement Agency Agreement"), dated as of April 14, 2000 as amended, pursuant to which the Company proposes to offer for sale to investors ("Investors") through the Placement Agent on a "best efforts" basis up to 50 Shares of Series A Preferred Stock, no par value per share (the "Securities") resulting in gross proceeds to the Company of up to $500,000 (the "Proceeds"). The Securities will be sold to investors pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") between the Company and each Investor listed on Schedule I thereto. The Securities Purchase Agreement provides that the Investor shall deposit the purchase price of the Securities purchased pursuant to the Securities Purchase Agreement in a segregated escrow account to be held by Escrow Agent in order to effectuate a disbursement of the proceeds to the Company at one or more closings to be held as set forth in the Securities Purchase Agreement. (the "Closing")

         WHEREAS, the Placement Agent intends to sell the Securities as the Company's agent on a "best efforts" basis (the "Offering").

         WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this agreement .

         WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Securities Purchase Agreement, the parties hereto have entered into this Agreement.

         NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

         a. "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, which funds shall include, without limitation, the sum of up to $500,000.

         b. "Joint Written Direction" shall mean a written direction executed by the Placement Agent and the Company directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any action pursuant to this Agreement.

         c. "Escrow Period" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

         (i) The date upon which the Escrow Agent disburses at one or more closings from the Escrow Account all $500,000 of the Proceeds;

         (ii) The expiration of twenty-six (26) days from the date of commencement of the Offering (unless extended by mutual written agreement between the Company and the Placement Agent with a copy of such extension to the Escrow Agent); or

         (iii) The date upon which a determination is made by the Company and the Placement Agent to terminate the Offering prior to the sale of all the Securities.

During the Escrow Period, the Company and the Placement Agent are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Placement Agent or any other entity, or be subject to the debts of the Company or the Placement Agent or any other entity.

2. Appointment of and Acceptance by Escrow Agent. The Placement Agent and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3. Creation of Escrow Funds. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: Diamond Entertainment Corporation/May Davis Group, Inc. Escrow Account for the deposit of the Escrow Funds. The Placement Agent will instruct subscribers to wire funds to the account of the Escrow Agent as follows:

Bank: First Union National Bank of New Jersey
Routing # 031201467
Account # 2020000659170
Name on Account: Butler Gonzalez, LLP/First Union Escrow Account
Name on Sub-Account:  Diamond Entertainment Corporation/May Davis Group, Inc.
                               Escrow account
Reference Sub-Account # 1077-00
Attn:    Robert Mercado (732) 452-3005
         Carmela Agugliaro (732) 452-3005

         4. Deposits into the Escrow Account. The Placement Agent agrees that it shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account.

         5. Disbursements from the Escrow Account.

         (a) At such time as Escrow Agent has collected and deposited instruments of payment with regard to the purchase of the Securities, Escrow Agent shall notify the Company and the Placement Agent. The Escrow Agent will continue to hold such funds until Placement Agent and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Proceeds pursuant to a closing statement signed by the Company (the "Closing Statement"). The Proceeds may be disbursed in one or more closings to be held from time to time during the offering period. In disbursing such funds, Escrow Agent is authorized to rely upon such Closing Statement from Company and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Placement Agent that Escrow Agent already has on file.

         For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

         6. Collection Procedure. The Escrow Agent is hereby authorized to forward each instrument or wire for collection and, upon collection of the proceeds of each instrument or wire deposit the collected proceeds in the Escrow Account.

         Any checks or wires returned unpaid to the Escrow Agent shall be returned to the Placement Agent. In such cases, the Escrow Agent will promptly notify the Company for such return.

         If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check or wire to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's wire for collection, the Escrow Agent shall promptly issue a check or wire the amount of the subscriber's wire to the rejected subscriber after the Escrow Agent has cleared such funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Placement Agent or any of their creditors. If the Escrow Agent has not yet submitted a rejected subscriber's wire for collection, the Escrow Agent shall promptly remit the subscriber's wire directly to the subscriber. The Company shall provide payment instructions to the Escrow Agent.

         7. Suspension of Performance: Disbursement Into Court. If at any time, there shall exist any dispute between the Company and the Placement Agent with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

          a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 9 hereof; and/or

          b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

          c.   Escrow  Agent  shall  have  no  liability  to  the  Company,  the
               Placement   Agent,  or  any  person  with  respect  to  any  such
               suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, our of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

         8. Investment of Escrow Funds. The Escrow Agent shall deposit the Escrow Funds in a non interest bearing money market account.

         If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Fund, or such portion thereof, as to which no Joint Written Direction has been received, in investments described above. The foregoing investments shall be made by the Escrow Agent. Notwithstanding anything to the contrary contained,

Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m., New York, New York time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New Jersey are open for business.

         9. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Placement Agent and the Company identified in Sections 13a.(iv) and 13b.(iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

     10.  Liability of Escrow Agent.

     a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice o any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Securities Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Placement Agent jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

     b. The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or ay part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by its binding upon without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     11. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Placement Agent hereunder in writing, and the Placement Agent and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Placement Agent and/or the Company shall be required to pay such fees and expense if (a) the Placement Agent or the Company agree to pay such fees and expenses, or (b) the Placement Agent and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) the Placement Agent and the Company is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party the Company and/or the Placement Agent Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Placement Agent. The Placement Agent and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Placement Agent pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

     The parties agree that neither payment by the Company or the Placement Agent of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Placement Agent and the Company, the respective rights and obligations of Placement Agent, on the one hand, and the Company, on the other hand, under the Placement Agency Agreement.

     12. Expenses of Escrow Agent. The Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.


     13. Warranties.

     a. Placement Agent makes the following representations and warranties to Escrow Agent:

                  (i) Placement Agent and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                  (ii) This Escrow Agreement has been duly approved by all necessary corporate action of Placement Agent, including any necessary shareholder approval, has been executed by duly authorized officers of the Placement Agent, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance of the Placement Agent of this Agreement will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of Placement Agent, any applicable law or regulation, any court order or administrative ruling or degree to which the Placement Agent is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

                  (iv) Michael Jacobs has been duly appointed to act as the representative of the Placement Agent hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Placement Agent's representative under this Agreement, all without further consent or direction form, or notice to, the Placement Agent or any other party.

                  (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                  (vi) All of the representations and warranties of the Placement Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

     b. The Company makes the following representations and warranties to Escrow
Agent:

                  (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                  (ii) This Escrow Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance by the Company of this Escrow Agreement is in accordance with the Securities Purchase Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Purchase Agreement, to which the Company is a party or any of its land is subject.

                  (iv) James K.T. Lu and/or Fred Odaka have been duly appointed to act as the representatives of the Company hereunder and have individually full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company's Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

                  (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                  (vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

     14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Essex County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

     15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and addressed to the party to be notified as follows:

                  If to Placement Agent, to:

                  The May Davis Group, Inc.
                  One World Trade Center
                  New York, NY 10048
                  Attention: Michael Jacobs
                  Facsimile: (212) 775-7400

                  With Copy to:

                  Butler Gonzalez, LLP
                  1000 Stuyvesant Avenue
                  Suite #6
                  Union, NJ  07083
                  Attention: David Gonzalez, Esq.
                  Facsimile: (908) 810-0973

                  If to Company, to:

                  Diamond Entertainment Corporation
                  800 Tucker Lane
                  Walnut, CA 81709
                  Attention: President
                  Facsimile: (909) 939-1989

                  With a copy to:

                  DeMartino Finkelstein Rosen & Virga 1818 N Street, N.W. Suite 400
                  Washington, DC  20036
                  Attention: Neil R.E. Carr, Esq.
                  Facsimile: (202) 659-1290


                  If to Escrow Agent, to:

                  First Union National Bank,
                  407 Main Street
                  Metuchen, NJ 08840
                  Attention: Robert Mercado
                                 Carmela Agugliaro
                  Facsimile Number: (732) 452-3005

         Or to such other address as each party may designate for itself by like notice.

     16. Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties of the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     18. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

     19 Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

     20. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Placement Agent, the Company, or the Escrow Agent.

     21. Execution of Counterparts. This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

     22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 5 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

     IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

                                 ESCROW AGENT:
                                 FIRST UNION NATIONAL BANK


                                 By:  --------------------------
                                 Name:--------------------------
                                 Title: As Agent

                                 PLACEMENT AGENT:
                                 MAY DAVIS GROUP, INC.

                                 By:  --------------------------
                                 Name: Michael Jacobs
                                 Title:-------------------------

                                 COMPANY:
                                 DIAMOND ENTERTAINMENT CORPORATION

                                 By: --------------------------
                                 Name: James K.T. Lu
                                 Title: President and Chief Executive Officer

                                    EXHIBIT D

THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION. THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.


                        DIAMOND ENTERTAINMENT CORPORATION
           Void after 5:00 p.m. Eastern Standard Time on May ---, 2005.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: PAW-                                   Number of Shares Issuable
Date of Issuance: May    , 2000                     Upon Exercise: ----------

         Diamond Entertainment Corporation, a New Jersey corporation (the "Company"), hereby certifies that, for value received, the registered holder hereof or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Eastern Standard Time on the Expiration Date (as defined herein) ----------- fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the Warrant Exercise Price per share provided in Section l(b) below; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the total issued and outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon exercise of the remaining, unexercised Series A Preferred Share Warrants (as defined below) beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

         Section 1.        General Provisions

         (a) Securities Purchase Agreement. This Warrant is one of the warrants (the "Series A Preferred Share Warrants") issued pursuant to the Securities Purchase Agreement between the Company and certain investors, dated May --, 2000.

         (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

         "Average Market Price" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the last closing bid prices for such security for each trading day in such period on the principal securities exchange or trading market for such security where such security is listed, traded or quoted as reported by Bloomberg Financial Markets ("Bloomberg"), or if the market price cannot be calculated for such period on the foregoing bases, the last closing bid price of such security in the over-the-counter market on the pink sheets or over-the-counter bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the market price cannot be calculated for such period on any of the foregoing bases, the Average Market Price shall be the average fair market value during such period as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock, split or other similar transaction during such period).

         "Certificate of Designations" means the Company's Certificate of Designations for the Company's Series A Convertible Preferred Stock ("Series A Preferred Shares").

         "Closing   Bid  Price"  shall  have  the  meaning  as  defined  in  the
Certificate of Designations of the Company.

         "Common Stock" means (i) the Company's common stock, no par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

         "Expiration Date" means the date five (5) years from the date of the issuance of the Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York (a "Holiday"), the next preceding date that is not a Holiday.

         "Person"  means  an  individual,   a  limited  liability   company,   a
partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Warrant" shall mean this warrant and all warrants issued in exchange, transfer or replacement of any thereof.

         "Warrant  Exercise  Price"  shall  be  equal  to  $-----,   subject  to
adjustment as hereinafter provided.

         (c)      Other Definitional Provisions.

                  (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                  (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

                  (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         Section 2.        Exercise of Warrant.

         (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time during normal business hours on any business day on or after the opening of business on the date hereof and prior to 5:00 P.M. Eastern Standard Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, and (iii) the surrender of this Warrant, at the principal executive office of the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.

         (b) This Warrant may also be exercised on a cashless basis, by submitting the Warrant as described above with an indication of election to use cashless exercise, the number of shares of Common Stock to be issued on cashless exercise shall be determined as follows:

                                   X = Y (A-B)
                                   -----------
                                        A

where "X" equals the number of shares of Common Stock to be received on cashless exercise, "Y" equals the number of Warrants so exercised, "A" equals the Average Market Price of the Common Stock for the period of five (5) trading days immediately preceding the date of exercise, and "B" equals the Warrant Exercise Price. For purposes of Rule 144(d)(3)(ii), it is understood that the Common Stock issuable on exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired, and the holding period applicable thereto shall have commenced, on the date this Warrant was issued.

         (c) In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) business days after such exercise. In the case of a dispute as to the determination of the Warrant Exercise Price or the Average Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or Average Market Price or arithmetic calculation of the Warrant Shares within three (3) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Average Market Price to an independent, reputable investment banking firm or
(ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

         (d) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in any event no later than ten (10) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed for all corporate purposes to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open. Upon presentation of a duly executed Subscription Form in the Form of Exhibit A to this Warrant, the holder shall be entitled to exercise this Warrant in whole or in part, if the holder shall have previously exercised and surrendered this Warrant and the Company shall not have issued a new Warrant representing the number of shares issuable following such prior exercise.

         (e) No fractional share of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         (f) If the Company shall fail for any reason or for no reason to issue to holder within fifteen (15) business days after the time required under this
Section 2, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant, the Company shall, in addition to any other remedies under this Agreement or otherwise available to such holder including any indemnification pursuant to Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder for each day such issuance is not timely effected after the fifteenth
(15) business day following the time required under this Section 2, an amount equal to 0.1% of the product of (x) the number of shares of Common Stock not issued to the holder as required hereunder and (y) the Closing Bid Price (as defined in the Certificate of Designations for the Series A Convertible Preferred Stock of the Company) of the Common Stock on the last possible date which the Company could have issued such shares of Common Stock to such holder without violating this Section 2.

         Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

         (a) This Warrant is, and any Series A Preferred Share Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, or over-the-counter-bulletin board upon which shares of Common Stock are then listed or quoted (subject to official notice of the over-the-counter bulletin board of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or obtain quotation on each such national securities exchange, automated quotation system or over-the-counter bulletin board, as the case may be, and shall maintain such listing in quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange, automated quotation system or over-the-counter bulletin board.

         (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. No impairment of the designations, preferences and rights of the Series A Preferred Shares contained in the Certificate of Designations or any waiver thereof which has an adverse effect on the rights granted hereunder shall be given effect until the Company has taken appropriate action (satisfactory to the holders of Series A Preferred Share Warrants representing a majority of the shares of Common Stock issuable upon the exercise of such Series A Preferred Share Warrants then outstanding) to avoid such adverse effect with respect to this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (f) Forced Conversion. The Company shall have the right to force the Warrant Holders to exercise the Warrants if the five (5) day average Closing Bid Price of the Company's Common Stock (as reported by Bloomberg) is $0.30 or higher ("Forced Exercise Event"). The Company shall furnish to the Warrant Holders written notice of the occurrence of a Forced Exercise Event within ten
(10) days thereof, whereupon the Warrant Holders shall within five (5) days of the receipt thereof exercise their Warrants in accordance with the terms hereof.

         (g) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 4. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

         Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.

         In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents (and any assignor shall represent) that it is acquiring this Warrant and the Warrant Shares for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution hereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents (and any assignor shall represent), by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States Federal or state securities laws.

         Section 7.        Ownership and Transfer.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permissible transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall subject to the conditions set forth in Section 6 above and Section 7(c) below.

         (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and neither the Company nor any other person is under any obligation to register the Series A Preferred Share Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as set forth in Section 7(d) below.

         (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated as of May --, 2000, by and between the Company and the Buyers listed on the signature page thereto (the "Registration Rights Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

         Section 8. Adjustment of Warrant Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Warrant Exercise Price shall be adjusted from time to time as follows:

         (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

         (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Warrants then outstanding) to insure that, upon the consummation of such Organic Change, each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of the Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 8(b) will thereafter be applicable to the Warrants.

         (c)    Notices.

                  (i) Immediately upon any adjustment of the Warrant Exercise Price pursuant to this Section 8, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, except that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                  (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

         Section 9. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         Section 11. Notice. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:                 Diamond Entertainment Corporation
                                         800 Tucker Lane
                                         Walnut, CA 81709
                                         Attention:      James Lu, President
                                         Telephone:      (909) 839-1989
                                         Facsimile:      (909) 869-1990

      With a copy to:                    De Martino Finkelstein Rosen & Virga
                                         1818 N Street, N.W.
                                         Suite 400
                                         Washington, DC 20036
                                         Attention:      Neil R.E. Carr, Esq.
                                         Telephone:      (202) 659-0494
                                         Facsimile:      (202) 659-1290

         If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

         Section 12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of New York.

         Section 13. Date. The date of this Warrant is May --, 2000. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.


                                DIAMOND ENTERTAINMENT CORPORATION

                                By:      ------------------------------
                                Name:    James K.T. Lu
                                Title:   President and Chief Executive Officer


ACCEPTED:
President and Chief Executive Officer
---------------------------------------
[HOLDER]
By:      ------------------------------
Name:    ------------------------------
Title:   ------------------------------
Address: ------------------------------
         ------------------------------
         ------------------------------

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

      (Complete and sign only exercise of the Warrant in whole or in part.)

TO:      Diamond Entertainment Corporation

         The undersigned, the holder of the attached Warrant to which this Form of Subscription applies, hereby irrevocably elects to exercise the purchase rights represented by such warrant for and to purchase thereunder ------- shares of Common Stock, no par value per share (the "Shares"), from Diamond Entertainment Corporation (or such other securities issuable pursuant to the terms of the Warrant) and either: (i) herewith makes payment of $------- therefor in cash or by certified or official bank check or (ii) elects to make payment upon a cashless basis pursuant to Section 2(b) of the Warrant and hereby exercises ------ Warrants and the Average Market Price Per Share for purposes hereof is $_------. The undersigned hereby requests that the certificate(s) representing such securities be issued in the name(s) and delivered t the address(es) as follows:

Name:                               -------------------------------------------
Address:                            -------------------------------------------
Social Security Number:             -------------------------------------------
Deliver to:                         -------------------------------------------
Address:                            -------------------------------------------

         This the foregoing subscription evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities issuable pursuant to the terms of the Warrant) to which the undersigned is entitled under such warrant, please issue a new warrant, of like tenor, relating to the remaining portion of the securities issuable upon exercise of such warrant (or other securities issuable pursuant to the terms of such warrant) in the name(s), and deliver the same to the address(es), as follow:

Name:                               -------------------------------------------
Address:                            -------------------------------------------
                                    -------------------------------------------
Dated:                              -------------------------------------------


-----------------------------       -------------------------------------------
(Name of Holder)                    (Social Security or Taxpayer Identification
                                       Number of Holder, if applicable)

-----------------------------
(Signature of Holder or Authorized
Signatory)

Signature Guaranteed:  -------------------------------------------

                                    EXHIBIT B

                              FORM OF WARRANT POWER

         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to -------------------------------------------- Federal Identification No.------, a
warrant to purchase shares of the capital stock of Diamond Entertainment Corporation, a New Jersey corporation, represented by warrant certificate No.---------, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ----------------------------, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: -----------------------------

                                             By: -------------------------------
                                             Its:-------------------------------

                                    EXHIBIT E

                           TRANSFER AGENT INSTRUCTIONS
                                  May --, 2000

Continental Stock Transfer
 & Trust Company
2 Broadway
19th Floor
New York, New York  10004

Ladies and Gentlemen:

         Reference is made to that certain Securities Purchase Agreement, dated May --, 2000 ("Securities Purchase Agreement"), by and among Diamond Entertainment Corporation, a New Jersey corporation (the "Company"), and each of the buyers listed in Schedule I attached to the Securities Purchase Agreement (collectively, the "Holders") pursuant to which the Company is issuing to the Holder(s) an aggregate of 50 shares of Series A Preferred Stock, no par value per share, of the Company (the "Preferred Shares"), which shall be convertible into shares of the Company's common stock, no par value per share ("Common Stock"). The shares of Common Stock issuable upon conversion of the Preferred Shares are collectively referred to herein as the "Underlying Shares."

          This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue Underlying Shares from time to time upon notice from the Company to issue such Underlying Shares. So long as you have previously received (x) an opinion of the Company's outside counsel substantially in the form of Exhibit I attached hereto (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the registration statement covering resales of Underlying Shares) stating that a registration statement covering resales of Underlying Shares has been declared effective by the Securities and Exchange
Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act"), and that the Underlying Shares may be issued (or reissued if they have been issued at a time when there was not such an effective registration statement) or resold without any restrictive legend (the "Opinion"), (y) a certification from the clearing broker for the Holder as to the compliance with the prospectus delivery requirements and as to the fact that the sale of the Underlying Share was made in compliance with the Plan of Distribution set forth in such registration statement (the "Broker Certification"), and (z) a copy of such registration statement, then certificates representing Underlying Shares shall not bear any legend restricting transfer of Underlying Shares and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received a copy of the Opinion, the Broker Certification and such registration statement, then the certificates representing the Underlying Shares shall be issued upon receipt of an opinion of counsel covering an exemption from registration under the Securities Act and shall bear the following legend:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
           APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

and, provided further, that the Company may from time to time notify you to place stop transfer restrictions on the certificates for the Underlying Shares in the event a registration statement covering the Underlying Shares is subject to amendment for events then current.

         Please be advised that the Holder(s) have relied upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each of the Holder(s) are a third party beneficiary to these instructions.

Should you have any questions concerning this matter please contact me at (909) 839-1989

                             Very truly yours,

                             DIAMOND ENTERTAINMENT CORPORATION


                             By:  ----------------------------------------------
                                  Name:    James K.T. Lu
                                  Title:   President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:   -------------------------------------------
         Name:  ---------------------------------
         Title: ---------------------------------
Date: -------------------------------------------

cc:    Holder(s)

                                    Exhibit I

                       [Form of Outside Counsel's Opinion]

                                ------------, 2000

[Addressee]
--------------------
--------------------
--------------------


To Whom It May Concern:

         The Registration Statement (the "Registration Statement") on Form ---- (File No. 333---------) of Diamond Entertainment Corporation, a New Jersey corporation (the "Company"), was declared effective by the Securities and Exchange Commission at --;-- --.M. Eastern Time on ---------------, 2000. Upon issuance of the Underlying Shares referred to in the Company's instruction letter attached hereto, you are authorized to issue certificates for the Company's common stock, no par value per share without restrictive legends.

                                                     Very truly yours,

                                    EXHIBIT F


                                  May --, 2000


The May Davis Group, Inc.
One World Trade Center
New York, NY  10048

Buyers Listed on Schedule I
to the Securities Purchase Agreement
c/o The May Davis Group, Inc.
One World Trade Center
New York, NY  10048


         Re:      Diamond Entertainment Corporation
                  Securities Purchase Agreement

Ladies and Gentlemen:

         We have acted as counsel for Diamond Entertainment Corporation, a New Jersey corporation (the "Company"), in connection with (i) that certain Securities Purchase Agreement between the Company and the Buyers listed on
Schedule I ("Buyers") to the Purchase Agreement, dated May --, 2000 (the "Purchase Agreement"); (ii) the Registration Rights Agreement, between the Company and each Buyer, dated May --, 2000 (the "Registration Rights Agreements"); (iii) the Certificate of Amendment to the Articles of Amendment designating the Series A Convertible Preferred Stock filed with the Secretary of State of New Jersey on May --, 2000 (the "Certificate of Designations"); (iv) the Escrow Agreement between the Company, May Davis Group, Inc. ("May Davis") and First Union National Bank, as escrow agent (the "Escrow Agent"), dated April 14, 2000 (the "Escrow Agreement"); and (v) the Warrants, dated May --, 2000 (the "Warrants"), issued to May Davis and Butler Gonzalez, LLP (collectively the
"Transaction Documents"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement.

         The  Securities  Purchase  Agreement  relates to the  private  offering
(pursuant to Regulation D under the Securities Act of 1933, as amended (the "Act") and pursuant to exemption provisions of the state "Blue Sky" laws and/or dealer registration provisions, as applicable, of the following states:
Colorado, Virginia, --------------) of 50 shares of Series A Convertible Preferred Stock, no par value per share ("Series A Preferred Stock"), by the Company. May Davis is acting as the placement agent for the Company in the offering pursuant to that certain Placement Agency Agreement between the Company and May Davis, dated April 14, 2000.

         This opinion is being delivered to you pursuant to Section 7(d) of the Purchase Agreement.

         For purposes of this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Transaction Documents, the Placement Agency Agreement and have relied on the representations and warranties made by the Company therein and we have reviewed such questions of law and have examined copies, certified or otherwise authenticated to our satisfaction, a specimen copy of certificates for the Series A Preferred Stock, the certificate of incorporation and the by-laws of the Company, minutes of meetings of the Board of Directors of the Company and stockholders of the Company, and all other records, agreements, instruments, certificates of public officials, certificates of officers and representative of the Company (including the Transfer Agent), and such other documents as we have deemed necessary or appropriate for the purposes of the opinions rendered below. We have received such certificates, statements, information and assurances as to matters of fact as we have deemed necessary in order to render the opinions hereinafter expressly set forth; however, we are not, except as expressly set forth, passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Transaction Documents or the Company's SEC Documents (as such term is defined in the Purchase Agreement). Furthermore, we express no opinion with respect to the financial statements and other financial information included in the SEC Documents.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified, conformed or photostatic copies.

         We have further assumed the due authorization, execution and delivery of each such document by or on behalf of all of the parties thereto (other than the Company) and that none of such documents has been subsequently rescinded, revoked, restated, modified or amended in any way other than as set forth in the documents submitted to us. As to any facts material to such opinion, we have relied, to the extent that relevant facts were not independently established by us and to the extent we deemed reliance proper, on certificates of public officials and certificates, oaths and declarations of officers and other representatives of the Company, upon which we have no reason to believe that we and you are not entitled to so rely, and the representations and warranties of the parties set forth in the Transaction Documents.

         In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not give any opinion herein with respect to the laws of any jurisdiction other than and our opinion is limited to the general federal law of the United States of America, the General Corporation Law of the State of New Jersey and the laws of the District of Columbia. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the District of Columbia; however, we express no opinion as to the extent to which the laws of the District of Columbia or such other jurisdiction may apply.

         Insofar as this opinion relates to any state statute which regulates the offer and sale of securities or similar transactions (i) we have relied without independent investigation on information furnished to us by you as to the state of incorporation of each Buyer listed on Schedule I to the Purchase Agreement, and (ii) we have relied solely upon an examination of such laws and related rules and regulations as reported in the most recent unofficial compilations available to us and have not consulted with local counsel in any such state.

         Whenever we assert herein that a matter is known "to the best of our knowledge," our knowledge is limited to actual knowledge gained without independent inquiry or investigation by those lawyers in our firm who have participated in the representation related to the transactions described above in the first paragraph of this opinion.

         Based solely upon and in reliance on the foregoing, and subject in all respect to the qualifications, limitations and assumptions set forth herein, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite power and authority to own or lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver the Securities Purchase Agreement, the Registration Rights Agreements, the Escrow Agreement and the Warrants, and to carry out the transactions contemplated by such agreements and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction, to such counsel's knowledge, in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, financial condition or prospects of the Company.

         2. Each of the Transaction Documents and the Placement Agency Agreement has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and except that the enforcement of the indemnification provisions thereof may be limited or denied on the basis of federal or applicable state securities laws and the public policy underlying such laws.

         3. The authorized capital stock of the Company as of April 10, 2000 (before giving effect to the transactions contemplated by the Transaction Documents) is as set forth in the Securities Purchase Agreement. Except as set forth on Schedule 3(c) to the Purchase Agreement, the Series A Preferred Stock and the Warrants and the shares of common stock, no par value per share ("Common Stock"), of the Company issuable upon conversion or exercise thereof, to the best of our knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company. To the best of our knowledge, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any security holder of the Company under New Jersey law. The (i) shares of Series A Preferred Stock and (ii) the Warrants have been duly authorized and, when issued and delivered in accordance with the terms of the Purchase Agreement will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants have been duly reserved for issuance and, when issued in accordance with the terms of the Certificate of Designations or Warrants, as applicable, and, in the case of the Warrants, upon payment therefor, will be validly issued, fully paid and nonassessable and such shares will not be issued in violation of or subject to any preemptive or any other similar rights and no personal liability will attach to the ownership thereof.

         4. The execution, delivery, and performance of the Transaction Documents will not violate (a) any law or regulation; or (b) any order, writ, or decree of any court or governmental instrumentality of which we have knowledge (and we have made inquiry as to the existence thereof); (c) the Certificate of Incorporation or Bylaws of the Company; or (d) to the best of our knowledge, any agreement or instrument to which the Company is a party or which purports to be binding upon it or any of its assets, of which we have knowledge (and we have made inquiry of the Company as to the existence and terms thereof).

         5. No consent of any person or entity (including, but not limited to, other stockholders of the Company) and, except with respect to the State of New York, no license, approval, or authorization of, or registration or declaration with, any governmental authority, bureau, or agency, is required in connection with the execution, delivery, and performance of the Transaction Documents.

         6. To our knowledge, there is no legal action, suit, proceeding or inquiry (whether or not purportedly on behalf of the Company) pending or threatened against or affecting the Company, or any of its assets, that involve any of the transactions contemplated by the Transaction Documents, or which may result in a material adverse change in the business operations, assets, prospects, or condition (financial or otherwise) of the Company, except as set forth in the SEC Documents or on Schedule 3(h) to the Purchase Agreement.

         7. The issuance and sale of the Series A Preferred Stock is exempt from registration under the Act and the Regulations pursuant to Regulation D promulgated under the Act subject to the following assumptions:

                  (a) other than the Company, no party to the transactions contemplated by the Purchase Agreement executed by each Buyer and the Placement Agreement, or any document relating thereto, is subject to any statute, rule or regulation, or to any impediment to which contracting parties are generally not subject, that requires the Company or such party to obtain the consent of, or make a declaration or filing with, any governmental authority;

                  (b) all terms, provisions and conditions of, or relating to, the offer and the sale of the shares of Series A Preferred Stock are correctly and completely set forth in the Purchase Agreement, which we have no reason to doubt as of the date thereof;

                  (c) all offers and sales of the shares of Series A Preferred Stock have been or will be made in a manner complying with the terms of the Purchase Agreement, Regulation D under the Act and applicable state securities and similar laws. Without limiting the generality of the foregoing, such counsel may assume (i) the accuracy of the representations and warranties of the Company, the Buyers and the Placement Agent contained in the Securities Purchase Agreement and Placement Agency Agreement, and the full and complete performance of all covenants of the Company, the Buyers and the Placement Agent as set forth in the Purchase Agreement and the Placement Agency Agreement, and (ii) that offers and sale of the shares of Series A Preferred Stock have been made only to "accredited investors," as that term is defined under the Act.

                  (d) neither the Company, the Placement Agent, nor any person or entity acting on the Company's or the Placement Agent's behalf has offered or sold the shares of Series A Preferred Stock by any form of general solicitation or general advertising, including, but not limited to, (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Placement Agent has confined its selling activities to those states referenced in this firm's Blue Sky Survey;

                  (e) the Buyers are  not "underwriters"  within  the meaning of
Section 2(11) of the Act; and

                  (f) a Notice of Sale of Securities Pursuant to Regulation D or
Section 4(6) ("Form D"), including any required amendments to such Form D, has been or will be filed with the Securities and Exchange Commission in accordance with the requirements of Rule 503 of Regulation D.

         9. The Company is not an "investment company" or, to the best of our knowledge, an entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         We give no other opinion except as set forth above, and no opinion may be inferred beyond the matters expressly stated herein. This opinion is being delivered solely to you and may not be relied upon by you for any other purpose, or by any other person for any other purpose without our express written consent. You are not authorized to distribute this opinion or copies hereof to any person or entity, including but not limited to, any state or federal regulatory authority, absent any court order requiring such production. In the event of your receipt of any such process, we request that you notify us immediately.


                                        Very truly yours,

                                        DE MARTINO FINKELSTEIN ROSEN & VIRGA


                                        By: ---------------------------------
                                                 Neil R.E. Carr, Esq.


cc:      Mr. James K.T. Lu

                                    EXHIBIT G

                        DIAMOND ENTERTAINMENT CORPORATION

                      UNANIMOUS WRITTEN CONSENT IN LIEU OF
                    SPECIAL MEETING OF THE BOARD OF DIRECTORS

         The undersigned, being all of the directors of Diamond Entertainment Corporation, a New Jersey corporation (the "Corporation"), do hereby take the following actions and adopt the following resolutions by written consent to be effective as of the latest date set forth below, and do hereby direct the Secretary of the Corporation to make this instrument a part of the records of the Corporation.

         WHEREAS, Article 4 of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), authorizes the Corporation to issue up to 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"), and the Board of Directors is authorized to issue the Preferred Stock in series, and to fix and determine the voting powers, designate preferences, rights, qualifications and other terms of the Preferred Stock pursuant to Section 14A:7-2 of the New Jersey Business Corporation Act; and

         WHEREAS, the Board of Directors now wishes to designate fifty (50) of such shares of Preferred Stock to be Series A Convertible Preferred Stock, no par value per share (the "Series A Preferred Shares"); and to designate the number, rights, preferences, privileges and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of the same; and

         WHEREAS, the Corporation intends to offer (the "Offering") to certain "accredited investors" 50 Series A Preferred Shares. The shares are proposed to be offered on a "best efforts all or none" basis for consideration of ten thousand dollars $10,000 per share, or an aggregate consideration of $500,000, or such other maximum number of shares, price per share and such other aggregate consideration as the officers of the Corporation shall determine pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"); and

         WHEREAS, the Corporation has engaged May Davis Group, Inc.("May Davis"), to act as its placement agent in connection with the contemplated Offering.

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, there hereby is created out of the 5,000,000 shares of Preferred Stock, no par value per share, of the Corporation authorized by Article 4 of the Certificate of Incorporation, a series of Preferred Stock of the Corporation consisting of 50 shares, which shall be designated Series A Convertible Preferred Stock, which shall have the following powers, designations, preferences and relative, participating, optional or other rights:

         1. Designations, Amount and Par Value. The series of Preferred Stock shall be designated as Series A Convertible Preferred Stock ("Series A Preferred Shares") and the number of shares so designated shall be 50. Each Series A Preferred Share shall have no par value and a stated value of $10,000 per share (the "Stated Value").

         2. Dividends. The Series A Preferred Shares shall not bear any dividends.

         3. Holder's Conversion of Series A Preferred Shares. A holder of Series A Preferred Shares shall have the right, at such holder's option, to convert the Series A Preferred Shares into shares of the Corporation's common stock, no par value per share (the "Common Stock"), on the following terms and conditions:

                  (a)  Conversion  Right.  Subject to the provisions of Sections
         3(g) and 4(a)  below,  at any time or times on or after the  earlier of
         (i) 90 days after the Issuance Date (as defined herein), (ii) 5 days after receiving a "no-review" status from the Securities and Exchange Commission (the "SEC") in connection with a registration statement ("Registration Statement") covering the resale of Common Stock issued upon conversion of the Series A Preferred Shares and required to be filed by the Corporation pursuant to the Registration Rights Agreement between the Corporation and its initial holders of Series A Preferred Shares (the "Registration Rights Agreement"), (iii) the date that the Registration Statement is declared effective by the SEC any holder of Series A Preferred Shares shall be entitled to convert any Series A Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(h) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event other than upon a Mandatory Conversion pursuant to Section 3(g) hereof, or upon a Triggering Event pursuant to
         Section 5(b) hereof, shall any holder be entitled to convert Series A Preferred Shares in excess of that number of Series A Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the then issued and outstanding shares of Common Stock of the Corporation following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, non-converted Series A Preferred Shares beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules thereunder;

                  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series A Preferred Shares pursuant to Section (3)(a) shall be determined according to the following formula (the "Conversion Rate"):


                              (.06)(N/365)(10,000) + 10,000
                              -----------------------------
                                     Conversion Price

                  For purposes of this Certificate of Amendment, the following terms shall have the following meanings:

                           (i) "Conversion Price" means as, of any Conversion Date (as defined below), the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date, if applicable, and subject to adjustment as provided herein;

                           (ii) "Fixed Conversion Price" means 120% of the Closing Bid Price on the day immediately preceding the day of the closing of the sale and issuance of the Series A Preferred Shares ("Closing Date") subject to adjustment, as provided herein;

                           (iii) "Floating Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Average Market Price for the Common Stock for any five (5) trading days of the previous ten (10) trading days immediately preceding the date of conversion;

                           (iv) "Conversion Percentage" means 80% as adjuste as described herein;

                           (v) "Average Market Price" means, with respect to any
                  security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

                           (vi) "Closing Bid Price"  means,  for any security as
                  of any date, the last closing bid price on The Nasdaq Stock Market, Inc.'s SmallCap Market (the "Nasdaq-Small Cap") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SmallCap is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in The Nasdaq Stock Market, Inc.'s OTC Bulletin Board or, if not so quoted, in the "pink sheets" for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Corporation (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); and

                           (vii)  "N"  means  the  number  of  days  from,   but
                  excluding, the Issuance Date through and including the Conversion Date for the Series A Preferred Shares for which conversion is being elected; and

                           (viii) "Issuance Date" means the date of issuance of the Series A Preferred Shares.

                  (c) Penalty - Registration Statement. If the Registration Statement is not declared effective by the SEC on or before the one hundred and fiftieth (150th) day following the Issuance Date (the "Scheduled Effective Date"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), then:

                           (i) the  Corporation  will pay as liquidated  damages
                  (the "Liquidated Damages") in penalties to the Buyer(s) a cash amount within three (3) business days of the end of the month immediately following the Scheduled Effective Date and for each month thereafter in an amount equal to one and one half percent (1 1/2 %) of the Liquidation Value. (For example, if the Registration Statement becomes effective one (l) month after the Scheduled Effective Date, the Corporation will pay in cash to the Buyer(s) an aggregate of Seven Thousand Five dollars ($7,500) in Liquidated Damages (1 1/2% of $500,000); if, as a further example, thereafter sales could not be made pursuant to the Registration Statement for a period of one and one half (1 1/2) months, the Corporation will pay in cash to the Buyer(s) an aggregate of Eleven Thousand Two Hundred and Fifty dollars ($11,250) in Liquidated Damages ($7,500 for the first month plus $3,750 for the half of second month); and if, as a further example, thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) months after the Scheduled Effective Date, the Corporation will pay in cash to the Buyer(s) an aggregate of Fifteen Thousand dollars ($15,000) in Liquidated Damages ($7,500 for the first month plus $7,500 for the second month).

                  (d) Adjustment to Conversion Price - Dilution and Other Events. In order to prevent dilution of the rights granted under this Certificate of Amendment, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                           (i) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (ii) Reorganization, Reclassification, Consolidation,
                  Merger, or Sale. Any recapitalization, reorganization reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Series A Preferred Shares then outstanding) to insure that, upon the consummation of such Organic Change, each of the Holders of the Series A Preferred Shares will thereafter have the right to acquire and receive in lieu of the Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's

                  Series A Preferred Shares had such Organic Change not taken place. In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Series A Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 3(d) and Section 3(e) below will thereafter be applicable to the Series A Preferred Shares. For purposes of this Agreement, "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (iii) Notices.

                                    (A)  Immediately  upon any adjustment of the
                           Conversion Price pursuant to this Section 3(d), the Corporation will give written notice thereof to each holder of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                    (B) The Corporation will give written notice
                           to each Holder of Series A Preferred Shares at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or
                           (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                                    (C) The  Corporation  will also give written
                           notice to each Holder of Series A Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, Major Transaction (as defined below), dissolution or liquidation will take place.

                  (e) Purchase Rights. If at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Series A Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Shares immediately before the date an which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (f) Mechanics of Conversion. Subject to the Corporation's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 6 below:

                           (i)  Holder's  Delivery   Requirements.   Subject  to
                  Section 3(a), in order to convert Series A Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Corporation or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Corporation or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series A Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice. Each Conversion Notice shall specify the number of Series A Preferred Shares to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice.

                           (ii) Corporation's Response. Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Corporation or the Transfer Agent (as applicable) shall, within ten (10) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Corporation.

                           (iii) Dispute Resolution. In the case of a dispute as
                  to the determination of the Average Market Price or the arithmetic calculation of the Conversion Rate, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of such holder's Conversion Notice. If such holder and the Corporation are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within two (2) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Corporation shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank designated by the Corporation, or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the ease may be, shall be binding upon all parties absent manifest error.

                           (iv) Record Holder. The person or persons entitled to
                  receive the shares of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock following such conversion.

                           (v) Corporation's  Failure to Timely Convert.  If the
                  Corporation shall fail to issue to a holder within seven (7) business days following the date of receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Series A Preferred Shares, in addition to all other available remedies which such holder may pursue hereunder and under the securities purchase agreement between the Corporation and the initial holders of the Series A Preferred Shares pursuant to which such holders purchased the Series A Preferred Shares (the "Securities Purchase Agreement") (including indemnification pursuant to Section 8 thereof), the Corporation shall pay additional damages to such holder on each day after the seven (7th) business day following the date of receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to the Conversion Notice, for which such conversion is not timely effected, an amount calculated in accordance with the following schedule:

                                                    Late Payment for Each
                     Principal Amount Being       Series A Preferred Share
                     No. Business Days Late              Converted
                     ----------------------       ------------------------

                               1                            $100
                               2                            $200
                               3                            $300
                               4                            $400
                               5                            $500
                               6                            $600
                               7                            $700
                               8                            $800
                               9                            $900
                              10                          $1,000

                              11             $1,000 + $200   for
                                             each  Business Days
                                             Late Beyond 10 days


                  (g) Mandatory Conversion. If any Series A Preferred Shares remain outstanding on April 14, 2002, then all such Series A Preferred Shares shall be converted as of such date in accordance with this
         Section 2 as if the holders of such Series A Preferred Shares had given the Conversion Notice on April 14, 2002, and the Conversion Date had been fixed as of April 14, 2002, for all purposes of this Section 2, and all holders of Series A Preferred Shares shall thereupon and with two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Corporation or the Transfer Agent. No person shall thereafter have any rights in respect of Series A Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

                  (h) Fractional Shares. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series A Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (i) Notwithstanding anything to the contrary set forth in this Certificate of Designations, the Corporation shall not be obligated to issue in excess of 11,875,000 conversion Shares upon conversion of the Series A Preferred Shares.

         4. Corporation's Right to Redeem at its Election.

                  (a) At any time, commencing 120 days after the Issuance Date, as long as the Corporation has not breached any of the representations, warranties, and covenants contained herein or in any related agreements, the Corporation shall have the right, in it sole discretion, to redeem ("Redemption at Corporation's Election"), from time to time, any or all of the Series A Preferred Shares which have not previously been redeemed at a price equal to the Redemption Price at Corporation's Election below, provided (i) Corporation shall first provide thirty (30) days advance written notice as provided in subparagraph 4(a)(ii) below (which can be given any time on or after 90 days after the Issuance Date, and (ii) that the Corporation shall only be entitled to redeem Series A Preferred Shares having an aggregate Stated Value of at least One Hundred Thousand Dollars ($100,000). If the Corporation elects to redeem some, but not all, of the Series A Preferred Shares, the Corporation shall redeem a pro-rata amount from each Holder of the Series A Preferred Shares.

                           (i) Redemption Price At Corporation's  Election.  The
                  "Redemption Price at Corporation's Election" shall be calculated as 120% of the Liquidation Value, as that term is defined in Section 10 hereof.

                           (ii) Mechanics of Redemption at Corporation's Election. The Corporation shall effect each such redemption by giving at least thirty (30) days prior written notice ("Notice of Redemption at Corporation's Election") to (A) the holders of the Series A Preferred Shares selected for redemption at the address and facsimile number of such holder appearing in the Corporation's Series A Preferred Shares register and (B) the Transfer Agent, which Notice of Redemption At Corporation's Election shall be deemed to have been delivered three (3) business days after the Corporation's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption at Corporation's Election. Such Notice of Redemption At Corporation's Election shall indicate
                  (i) the number of shares of Series A Preferred Shares that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Corporation's Election") and (iii) the applicable Redemption Price At Corporation's Election, as defined in subsection
                  (a)(i) above. Notwithstanding the above, a holder may convert into Common Stock, prior to the close of business on the Date of Redemption at Corporation's Election, any Series A Preferred Shares which it is otherwise entitled to convert, including Series A Preferred Shares that has been selected for redemption at Corporation's election pursuant to this subsection 4(a).

                  (b) Corporation Must Have Immediately Available Funds or Credit Facilities. The Corporation shall not be entitled to send any Notice of Redemption at Corporation's Election and begin the redemption procedure under Sections 4(a) unless it has:

                           (i) the full amount of the redemption  price in cash,
                  available in a demand or other immediately available account in a bank or similar financial institution; or

                           (ii) immediately available credit facilities,  in the
                  full amount of the redemption price with a bank or similar financial institution; or

                           (iii) an agreement with a standby underwriter willing
                  to purchase from the Corporation a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

                           (iv) a combination of the  items set  forth  in  (i),
                  (ii), and (iii) above, aggregating the full amount of the redemption price.

                  (c) Payment of Redemption Price. Each Holder submitting Series A Preferred Shares being redeemed under this Section 4 shall send their Series A Preferred Share Certificates to be redeemed to the Corporation or its Transfer Agent, and the Corporation shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Corporation's Election.

         5.       Redemption at Option of Holders.

                  (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series A Preferred Shares contained herein, after a Major Transaction (as defined below), the holders of Series A Preferred Shares then outstanding shall have the right in accordance with Section 5(f), at the option of the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, to require the Corporation to redeem all of the Series A Preferred Shares then outstanding at a price per Series A Preferred Share equal to the greater of (i) 100% of the Liquidation Value (as defined below) of such shares and (ii) the price calculated in accordance with the Redemption Rate (as defined below) calculated as of the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (A) after 1:00 p.m. Eastern Standard Time on such date or (B) on a date on which the exchange or market on which the Common Stock is traded or quoted is closed.

                  (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series A Preferred Shares contained herein, after a Triggering Event (as defined below), the holders of Series A Preferred Shares the outstanding shall have the right in accordance with Section 5(g), at the option of the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, to require the Corporation to redeem all of the Series A Preferred Shares then outstanding at a price per Series A Preferred Share equal to the greater of (i) 125% of the Liquidation Value of such share and (ii) the price calculated in accordance with the Redemption Rate as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded or quoted is open.

                  (c) "Redemption Rate." The "Redemption Rate" shall, as of any date of determination, be equal to (i) the Conversion Rate in effect as of such date as calculated pursuant to Section 3(b) multiplied by (ii) the Closing Bid Price of the Common Stock on such date.

                  (d) "Major Transaction." A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                           (i) the consummation of any merger, reorganization, restructuring, consolidation, or similar transaction by or involving the Corporation except (A) a merger or consolidation where the Corporation is the survivor, or where the holders of the capital stock of the Corporation immediately prior to such merger or consolidation own at least 50% of the outstanding capital stock of the surviving entity, (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation, or (C) any such transaction in which each of the holders of the Series A Preferred Shares receives cash at least equal to 120% of the Liquidation Value of such shares in accordance with Section 5(d)(ii) hereof;

                           (ii) sale of all or substantially all of the assets of the Corporation on a consolidated basis or any similar transaction or related transactions which effectively results in a sale of all or substantially all of the assets of the Corporation on a consolidated basis, unless, upon consummation of such transaction, the Corporation reserves an amount in cash at least equal to 125% of the Liquidation Value of the Series A Preferred Shares for payment to the holders thereof.

                  (e) "Triggering Event." A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                           (i) either (A) the failure of the Registration Statement to be declared effective by the SEC or to cover the resale of all of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Shares at any time after ninety (90) days after the Scheduled Effective Date (provided that for purposes of determining the Closing Bid Price under Section 5(c) above, the Triggering Event shall be deemed to have occurred on the first day of such ninety (90) day period) or (B) for any period of ninety (90) consecutive days after the date that is ninety (90) days after the Scheduled Effective Date that Common Stock issued or issuable upon conversion of the Series A Preferred Shares cannot be sold under the Registration Statement for any reason (provided that for purposes of determining the Closing Bid Price under Section 5(c) above, the Triggering Event shall be deemed to have occurred on the first day of such ninety (90) day period);

                           (ii) if for  any  reason  the  Corporation  fails  to
         perform  or  observe  any  covenant,   agreement,  or  other  provision
         contained in Section 9 or 10 hereof;

                           (iii) the Corporation's notice to the holders of Series A Preferred Shares as a class, including by way of public announcement, at any time, of its intention not to comply, other than in accordance with the terms hereof, with requests for conversion of any Series A Preferred Shares for shares of Common Stock;

                           (iv) if for any reason the Corporation fails to perform or observe any covenant, agreement, or other provision contained herein or in the Securities Purchase Agreement, the Registration Rights Agreement, or in any related agreement, and such failure is not cured within 30 days after the Corporation knows, or should have known with the exercise of reasonable diligence, of the occurrence thereof, and such failure has had, or could reasonably be expected to have, a material adverse effect on (A) the financial condition, operating results, business, properties, or operations of the Corporation and its subsidiaries taken as a whole taking into account any proceeds reasonably expected to be received by the Corporation or its subsidiaries in the foreseeable future from insurance policies or rights of indemnification or (B) the Series A Preferred Shares; or

                           (v) any representation or warranty contained in the Securities Purchase Agreement or the Registration Rights Agreement is false or misleading on or as of the date made and which either reflects or has had a material adverse effect on and which, upon the date that the holders require the Corporation to redeem the Class A Preferred Shares continues to have a material adverse effect on (A) the financial condition, operating results, business, properties, or operations of the Corporation and its subsidiaries taken as a whole taking into account any proceeds reasonably expected to be received by the Corporation or its subsidiaries in the foreseeable future from insurance policies or rights of indemnification or (B) the Series A Preferred Shares.

                  (f) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series A Preferred Shares. At any time after receipt of a Notice of Major Transaction, the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the holders' Series A Preferred Shares then outstanding in accordance with Section 5(a) by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Corporation, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Series A Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable redemption price, as calculated pursuant to Section 5(a) above. Unless the Corporation shall fail to fully redeem all of the holder's Series A Preferred Shares pursuant to this Section 5, any notice delivered by the holder pursuant to this subsection shall be irrevocable.

                  (g) Mechanics of Redemption at Option of Buyer Upon Triggering Event. As soon as practicable, but in any event no more than five (5) business days after the occurrence of a Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series A Preferred Shares. At any time after receipt of a Notice of Triggering Event, the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the Series A Preferred Shares then outstanding in accordance with Section 5(b) by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Series A Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable redemption price, as calculated pursuant to Section 5(b) above. Unless the Corporation shall fail to fully redeem all of the holder's Series A Preferred Shares pursuant to this Section 5, any notice delivered by the holder pursuant to this subsection shall be irrevocable.

                  (h) Payment of Redemption Price. Upon the Corporation's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, the Corporation shall immediately notify each holder by facsimile of the Corporation's receipt of such requisite notices necessary to effect a redemption and each holder of Series A Preferred Shares shall thereafter promptly send such holder's Preferred Stock Certificates to be redeemed to the Corporation or its Transfer Agent. The Corporation shall pay the applicable redemption price, as calculated pursuant to
         Section 5(a) or 5(b) above, in cash to such holder within thirty (30) days after the Corporation's receipt of the requisite notices required to effect a redemption; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Corporation or its Transfer Agent; provided further that if the Corporation is unable to redeem all of the Series A Preferred Shares, the Corporation shall redeem an amount from each holder of Series A Preferred Shares equal to such holder's pro-rata amount (based on the number of Series A Preferred Shares held by such holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares being redeemed. If the Corporation shall fall to redeem all of the Series A Preferred Shares submitted for redemption (other than pursuant to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate), the applicable redemption price payable in respect of such unredeemed Series A Preferred Shares shall bear interest at the rate of 2.5% per month (pro rated for partial months) until paid in full. Until the Corporation pays such unpaid applicable redemption price in full to each holder, holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, including shares of Series A Preferred Shares submitted for redemption pursuant to this Section 4 and for which the applicable redemption price has not been paid, shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Corporation to promptly return to each holder all of the Series A Preferred Shares that were submitted for redemption by such holder under this Section 5 and for which the applicable redemption price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Optional Redemption Notice"). Upon the Corporation's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable redemption price to each holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Series A Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Corporation shall immediately return any Certificates for Series A Preferred Shares submitted to the Corporation by each holder for redemption under this Section 4(h) and for which the applicable redemption price had not been paid, (iii) the Fixed Conversion Price of such returned Series A Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Option Redemption Notice(s) is delivered to the Corporation and
         (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major

         Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect, and (iv) the Conversion Percentage in effect at such time and thereafter shall be reduced by a number of percentage points equal to the product of (A) two and one-half (2.5) and (B) the number of months (prorated for partial months) in the period beginning on the date on which the Notice(s) of Redemption at Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 3(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Market Price" and the term "Redemption Rate" being substituted for the term "Conversion Rate."

         6.       Inability to Fully Convert.

                  (a) Holder's Option if Corporation Cannot Fully Convert. If at any time after the earlier to occur of (i) effectiveness of the Registration Statement or (ii) ninety (90) days after the Scheduled Effective Date, upon the Corporation's receipt of a Conversion Notice, the Corporation does not issue shares of Common Stock which are registered for resale under the Registration Statement within seven (7) business days of the time required in accordance with Section 3(f) hereof, for any reason or for no reason, including, without limitation, because the Corporation (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities from issuing all of the Common Stock which is to be issued to a holder of Series A Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered and eligible for resale under the Registration Statement, then the Corporation shall issue as many shares of Common Stock as it is able to issue in accordance with Stockholder's Conversion Notice and pursuant to Section 3(f) above and, with respect to the unconverted Series A Preferred Shares, the holder, solely at such holder's option, can, in addition to any other remedies such holder may have hereunder, under the Securities Purchase Agreement (including indemnification under Section 8 thereof), under the Registration Rights Agreement, at law or in equity, elect to:

                           (i) require the Corporation to redeem from such holder those Series A Preferred Shares for which the Corporation is unable to issue Common Stock in accordance with such holder's
         Conversion Notice ("Mandatory Redemption") at a price per Series A Preferred Share (the "Mandatory Redemption Price") equal to the greater of (x) 120% of the Liquidation Value of such share and (y) the Redemption Rate as of such Conversion Date;

                           (ii) void its Conversion Notice and retain or have returned, as the case may be the Certificates representing the unconverted Series A Preferred Shares that were to be converted pursuant to such holder's Conversion Notice.

         7. Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Certificate of Amendment of less than all of the Series A Preferred Shares represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the holder of such Series A Preferred Shares a Preferred Stock Certificate representing the remaining Series A Preferred Shares which have not been so converted or redeemed.

         8. Reservation of Shares. The Corporation shall, so long as any of the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, 11,875,000 shares of the Common Stock to effect the conversion of all of the Series A Preferred Shares. If at any time, the Corporation does not have available 11,875,000 authorized and unissued shares of Common Stock to satisfy conversion of all of the Series A Preferred Shares outstanding, the Corporation shall call and hold a special shareholders meeting with thirty (30) days of such occurrence, for the sole purpose of increasing the number of authorized shares. Furthermore, management of the Corporation shall recommend to the shareholders to vote in favor of increasing the number of common shares authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

         9. Voting Rights. Holders of Series A Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of New Jersey and as expressly provided in this Certificate of Amendment.

         10. Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Corporation of any class junior in rank to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, an amount per Series A Preferred Share equal to the sum off (i) $10,000 and (ii) an amount equal to the product of (.06) (N/365) ($10,000) (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares and holders of shares of other classes or series of preferred stock of the Corporation that are of equal rank with the Series A Preferred Shares as to payments of Preferred

Funds (thc "Pari Passu Shares"), then each holder of Series A Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights as a percentage or the full amount of Preferred Funds payable to all holders of Series A Preferred Shares and Pari Passu Shares. The purchase or redemption by the Corporation of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a
liquidation,   dissolution  or  winding  up  of  the  Corporation.  Neither  the consolidation or merger of the Corporation with or into any other Person, nor the sale or transfer by the Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. No holder of Series A Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein.

         11. Preferred Rank. All shares of Common Stock shall be of junior rank to all Series A Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Corporation. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series A Preferred Shares. The Series A Preferred Shares shall be senior in rights and liquidation preference to the Common Stock or and any series of Preferred Stock hereinafter issued by the Corporation. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then issued and outstanding Series A Preferred Shares, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series A Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Without the prior express written consent of the holders off not less than two-thirds (2/3) of the then issued and outstanding Series A Preferred Shares, the Corporation shall not hereafter authorize or make any amendment to the Corporation's Certificate of Incorporation or Bylaws, or make any resolution of the board of directors with the New Jersey Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series A Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

         12.      Restriction on Redemption and Dividends.

                  (a) Restriction on Dividend. If any Series A Preferred Shares are outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding

         Series A Preferred Shares, the Corporation shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has been given to holders of the Series A Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this Section 12(a) shall not prohibit the Corporation from declaring and paying a dividend in cash with respect to the Common Stock so long as the Corporation: (i) pays simultaneously to each holder of Series A Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series A Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series A Preferred Shares under clause 12(a)(i) hereof, the Corporation has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Corporation or any of its subsidiaries since its most recent balance sheet and (C) 125% of the amount payable to all holders of any shares of any class of preferred stock of the Corporation assuming a liquidation of the Corporation as the date of its most recently available balance sheet.

                  (b) Restriction on Redemption. If any Series A Preferred Shares are outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Corporation shall not directly or indirectly redeem, purchase or otherwise acquire from any person or entity' other than from a direct or indirect wholly-owned subsidiary of the Corporation, or permit any subsidiary of the Corporation to redeem, purchase or otherwise acquire from any person or entity other than from the Corporation or another direct or indirect wholly-owned subsidiary of the Corporation, any of the Corporation's or any subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities).

         13. Vote to Change the Terms of Series A Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, shall be required for any change to this Certificate of Designations or the Corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares.

         14. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series A Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Shares into Common Stock.

         15. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series A Preferred Shares so affected, the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series A Preferred Shares on the holder of such Series A Preferred Shares depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution, Notwithstanding the foregoing or anything to the contrary, if any holder of the Series A Preferred Shares so affected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Series A Preferred Shares depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Series A Preferred Shares executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder. If the conditions in the preceding two sentences are fully satisfied, the Corporation shall not be required to pay any additional damages set forth in
Section  3(f)(v) of this  Certificate of  Designations  if its failure to timely deliver any Conversion Shares results solely from the holder's failure to deposit any withholding tax hereunder or provide to the Corporation an executed indemnification agreement in the form reasonably satisfactory to the Corporation.

         FURTHER RESOLVED, that the offer, sale and issuance of up to 50 shares of the Preferred Stock to an unlimited number of accredited investors pursuant to Rule 506 of Regulation D under the Securities Act through May Davis Group, Inc., ("May Davis") as placement agent and upon substantially the terms described above, with such changes thereto as the officers of the Corporation shall deem to be in the best interests of the Corporation and which such officers shall have approved, be, and the same hereby are, authorized and approved; and

         FURTHER RESOLVED, that the executive officers of the Corporation, and each of them, be, and the same hereby are, authorized and directed to execute and deliver, for and on behalf of the Corporation, a placement agreement, by and between the Corporation and May Davis Group, Inc. ("May Davis"), pursuant to which May Davis will act as placement agent on behalf of the Corporation in the Offering, such placement agreement to contain such terms and conditions as such officers, or each of them, deem to be in the best interests of the Corporation, the execution of such placement agreement by such officers, or any of them, to be conclusive evidence of their authority hereunder; and

         FURTHER RESOLVED, that the executive officers of the Corporation, and each of them, be, and the same hereby are, authorized and directed to execute and deliver, for and on behalf of the Corporation, an escrow agreement by and between the Corporation, May Davis, and an escrow agent to be determined by the Corporation (the "Escrow Agent"), pursuant to which the Escrow Agent shall act as escrow agent on behalf of the Corporation and the investors in the Offering, such escrow agreement to contain such terms and conditions as such officers, or any of them, deem to be in the best interests of the Corporation, the execution of such escrow agreement by such officers, or any of them, to be conclusive evidence of their authority hereunder; and

         FURTHER RESOLVED, that the execution and delivery by the executive officers of the Corporation of (i) Securities Purchase Agreements, acceptable in form and substance to such executive officers and relating to the purchase of the shares of Common Stock in the Offering; and (ii) up to 50 shares of Preferred Stock, be, and the same hereby are, approved; and

         FURTHER RESOLVED, that 50 shares of Series A Preferred Shares be, and the same hereby are, authorized and reserved for issuance; and

         FURTHER RESOLVED, that 11,875,000 shares of Common Stock, and the same hereby are, authorized and reserved to cover the issuance of the shares of the Company's Common Stock, no par value per share, upon conversion of the Series A Preferred Shares (the "Convertible Shares"), and

         FURTHER RESOLVED, the executive officers of the Corporation, and each of them, be, and the same hereby are, authorized and directed to pay to May Davis, pursuant to the terms of the placement agreement with May Davis contemplated by the foregoing resolutions, for and on behalf of the Corporation
(i) a commission equal to 8% of the gross proceeds of the Offering and (ii) a reimbursement of its accountable expenses and the expenses of counsel to May Davis; and

         FURTHER RESOLVED, that the executive officers of the Corporation, and each of them, be, and the same hereby are, authorized and directed to execute and deliver, pursuant to the terms of the placement agreement with May Davis contemplated by the foregoing resolutions, for and on behalf of the Corporation, placement agent's warrants for a number of shares of Common Stock equal to one million five hundred thousand (1,500,000) of the shares of Common Stock (the "Placement Agent's Warrants"), at an exercise price equal to 100% of the Closing Bid Price on the day immediately preceding the closing date of the offering, such warrants to be exercisable for a period of five years beginning on the applicable closing date of the Corporation's Offering and to contain such transferability restrictions and such piggy-back registration rights as are deemed to be proper and necessary; the execution of such placement agent's warrants by said officers, or any of them, to be conclusive evidence of their authority hereunder; and

         FURTHER RESOLVED, that the 1,500,000 shares of Common Stock issuable upon exercise of the Placement Agent's warrants, together with such additional shares as may be issuable in accordance with the anti-dilution provisions of such warrants, be, and the same hereby are, authorized and reserved for issuance upon the exercise of such warrants; and

         FURTHER RESOLVED, that the executive officers of the Corporation, and each of them, be, and the same hereby are, authorized and directed to execute and deliver to Butler Gonzalez, LLP, pursuant to the terms of the Placement Agent's Agreement with the Corporation (25,000) warrants for a number of shares of Common Stock equal to twenty five thousand (25,000) of the shares of Common Stock, at an exercise price per share equal to 100% of the Closing Bid Price on the day immediately preceding the Closing Date, such warrants to be exercisable for a period of five years beginning on the applicable closing date of the Corporation's Offering and to contain such transferability restrictions and such piggy-back registration rights as are deemed to be proper and necessary; the execution of such placement agent's warrants by said officers, or any of them, to be conclusive evidence of their authority hereunder; and

         FURTHER RESOLVED, that the 25,000 shares of Common Stock issuable upon exercise of the warrants granted to Butler Gonzalez, LLP, pursuant to the Placement Agent's Agreement, together with such additional shares as may be issuable in accordance with the anti-dilution provisions of such warrants, be, and the same hereby are, authorized and reserved for issuance upon the exercise of such warrants; and

         FURTHER RESOLVED, that the executive officers of the Corporation, and each of them, be, and the same hereby are, authorized and directed to execute and deliver, for and on behalf of the Corporation, a registration rights agreement by and between the Corporation and the investors, pursuant to which the Corporation shall file a registration statement on Form S-1, SB-2, or S-3 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission within ninety days of execution of the registration rights agreement, relating to the offer and resale of at least 13,400,000 (11,875,000 shares of the Conversion Shares, 1,500,0000 shares for the Placement Agent's Warrants, and 25,000 for the Butler Gonzalez LLP's Warrant Shares) registrable securities underlying the shares of Series A Preferred Shares that are the subject of the Offering and the Warrants; and

         FURTHER RESOLVED, that it is desirable and in the best interests of the Corporation that its securities be qualified or registered for sale in various states; that the executive officers of the Corporation be, and the same hereby are, authorized to determine the states and other jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that said officers be, and the same hereby are, authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states and other jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and

         FURTHER RESOLVED, that the form of stock certificate substantially in the form of the stock certificate attached hereto as Exhibit A (with such changes as the proper officers of the Corporation shall determine in accordance with the By-Laws and law) be, and the same hereby is, approved and adopted as the certificate to represent the shares of Series A Convertible Preferred Stock, no par value; and

         FURTHER RESOLVED, that the officers of the Corporation, and each of them, be, and the same hereby are, authorized and directed to execute and deliver, for and on behalf of the Corporation, and affix the corporate seal thereto, where appropriate, such agreements and such covenants, guarantees, representations, certificates and such other documents, and to pay such amounts, deliver such notes, checks and agreements, to take such action and in general to do all such things as may be necessary or appropriate to give effect to the foregoing resolutions; and

         FURTHER RESOLVED, that any acts of any of the officers of the Corporation, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of the foregoing resolutions, be, and the same hereby are, severally ratified, confirmed, approved and adopted as acts in the name and on behalf of the Corporation.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal as of the date indicated below.


Dated: -----------------                         ------------------------------
                                                   James K.T. Lu


Dated: -----------------                         ------------------------------
                                                   Jeffrey I. Schillen


Dated: -----------------                         ------------------------------
                                                   Murray T. Scott

                                   SCHEDULE I
                               SCHEDULE OF BUYERS

                                                      Number of
                                                      Series A
    Name                  Address/Facsimile Number    Preferred   Aggregate
                               of Buyer                Shares     Proceeds $
------------------------ --------------------------   ---------  --------------

Jeffrey Hrutkay, M.D.    1463 Chesam Circle               5        50,000.00(1)
                         Boulder, Colorado 80907

Charles & Jane Adkins    9502 Lynhall Place               5        50,000.00(1)
                         Alexandria, Virginia
                         22309

Gordon D. Mogerley       Hudson Tank Terminals           30       300,000.00(2)
                         173 Export Street
                         Port Newark, New Jersey
                         07114

Michelle Levite          401 Second Avenue                2        20,000.00
                         Apt. 5G
                         New York, New York 10010

Ralph Lowry              P.O. Box 688                     3        30,000.00
                         Newton, Kansas 67114

Anthony E. Rakos         Naperville, Illinois             1        10,000.00
                         60549

Gerald Holland           22 Coult Lane                    2        20,000.00
                         Old Lyne, CT 06372

John Bolliger            1775 North Elk Road              2        20,000.00
                         Pocatello, Idaho 83204
                                                                 -----------
                                                    Total:       $500,000.00


(1) Represents proceeds from conversion of a Non-Negotiable Promissory Note, issued April 20, 2000 to Mr. Hrutkay and Mr. and Mrs. Adkins, which Note is deemed paid in full and cancelled effective as of May 10, 2000.

(2) Represents proceeds from conversion of a Non-Negotiable Promissory Note, issued May 2, 2000 to Mr. Mogerely, which Note is deemed paid in full and cancelled effective as of May 10, 2000.

                                  SCHEDULE 3(c)

                                 Capitalization

  As of April 10, 2000:
  Common Stock Authorized - No Par Value (1)                      100,000,000
  Common Stock Issued and Outstanding(1)                           62,334,029
  Common Stock Options and Warrants Outstanding (2)                24,254,000
  Total Common Stock Issued and Options and Warrants
     Outstanding                                                   86,588,029
                                                                  -----------
  Balance of Authorized  Common Stock remaining  after
   deducting  shares issued and outstanding and Stock
   Options and Warrants outstanding                                13,411,971
                                                                  ===========

  Convertible Preferred Stock Authorized - No Par Value             5,000,000
  Convertible Preferred Stock Issued of which 172,923
   are held in Treasury                                               483,251
                                                                  -----------
  Balance of Authorized Convertible Preferred Stock -
   No Par Value                                                     4,516,749
                                                                  ===========

     (1) The Company on March 21, 2000 filed its definitive proxy statement dated March 27, 2000, with the U.S. Securities and Exchange Commission whereby notice was given that the annual meeting of shareholders of the Company will be held on April 27, 2000. Among the proposals to the shareholders to consider and vote upon are the proposals 1) to increase the authorized common stock of the Company from 100,000,000 shares of common stocks no par value to 600,000,000, and 2) approval and consent in giving the Board of Directors of the Company the authority and power to effectuate a reverse stock split up to a maximum ratio of 10 to 1 of the authorized common stock of the Company.

     (2) Includes warrants of 5,000,000 shares of Common Stock upon conversion of Convertible Notes issued by the Company in March and June of 1999 having "Piggy Back Rights" if the Company files one or more Registration Statements within six (6) years from the date of the notes whereby the Company will use its best efforts to include all the underlying Common Stock into which the notes are convertible in such Registration Statement, subject to the terms and conditions of the Subscription Agreement executed by the Payee.


                                      S3-1

                                  SCHEDULE 3(e)

                                    Conflicts

There are no conflicts.




                                      S3-2

                                  SCHEDULE 3(g)

                             Material Adverse Change

1.       Company Facility

         In an effort to reduce the Company's overhead expenses to be more in line with the sales levels achieved during calendar year 1999, the Company at the end of January, 2000 moved its principal executive offices and plant operations to a smaller, 20,000 square feet facility in Walnut, California, from its former facility of approximately 49,000 square feet facility located in Cerritos, California. In anticipation of this move, the Company ceased payment of its monthly rental payment to its former lessor for several months. This resulted in the Company entering into a stipulation for judgement on March 15, 2000, whereby the lessor received a judgment for a total amount of $119,000, plus interest of 10%. The parties to the stipulation for judgement further agreed that the judgement amount would be settled by the Company paying a total amount of $72,000 at 10% interest at $6,600 per month for twelve (12) consecutive months, beginning April 1, 2000, through and including March 1, 2001. The Company made its first monthly payment within the guidelines of the payment schedule. As a result of this move, the Company reduced its current rent by approximately $14,000 per month.

2.       Reduction of Employees

         As part of the overhead expense reduction plan the Company reduced its number of full time employees as follows:

                        No. of Employees      No. of Employees      Total
                          at 11/01/99           at 3/31/00        Reduction
                        ----------------      ----------------    ---------
Sales Administration             4                   1                 3
Admin/Accounting                 9                   4                 5
Mfg. Operations                 30                  11                19
                                --                  --                --
Total                           44                  17                27
                                ==                  ==                ==


         Although, the number of permanent employees have been significantly reduced, the Company has been able to maintain its operations at its current level. The Company has been utilizing temporary employees when required and expects to increase its number of permanent employees in the coming months as sales orders levels increase.











                                      S3-3

                                  SCHEDULE 3(h)

                                   Litigation

         The Company has in the past been named as defendant and co-defendant in various legal actions filed against the Company in the normal course of business. All past litigation have been resolved without material adverse impact on the Company. For the fiscal year ended March 31, 2000 and for the period through April 11, 2000, the Company is aware, to the best of its knowledge, of three civil actions against the Company.

         1) One action is for a stipulation judgement entered on March 15, 2000, whereby the Company entered into a settlement agreement with its former landlord for unpaid rent of $72,000 with interest at 10% per annum payable over a period of twelve (12) months with monthly payments of $6,600 per month, commencing April 1, 2000, whereby the Company has made its first required payment.

         2) The second action is for a complaint filed against the Company on February 15, 2000, for unpaid invoices by the Company for purchases of products totaling approximately $39,000. The Company is currently negotiating a settlement agreement proposing payments of $1,000 per week until the amount owing is paid in full. Since, the filing of this complaint, the Company has made weekly payments totaling $7,000 leaving a balance still remaining of approximately $32,000.

         3) The third action is for a judgement against the Company for $15,300.01 for unpaid fulfillment services and financing charges incurred by its subsidiary prior to its acquisition by the Company, plus continuing interest at the rate of 1.5% per month, plus attorney's fee in the amount of $2,295.00. The judgement amount of $15,300.01 was for disputed invoices covering services rendered by the plaintiff and included monthly financing charges of approximately $6,000. On of April 3, 2000, the Company received a settlement proposal from the plaintiff's attorney whose client is willing to accept payments of $1,000 per month toward the judgement amount and agrees to terminate any additional finance charges bearing on the unpaid balance upon receipt of the first monthly payment of $1,000. The Company is currently renegotiating the terms of this settlement proposal to lower the settlement amount to exclude the financing charges of $6,000.




                                      S3-4

                                  SCHEDULE 3(n)

                              Intellectual Property

         The Company has intellectual property and proprietary technology protecting its product. In the toy product line, the Woblong(R), a double winged flying toy, is protected by patent claims in the form of a utility patent registered with the U.S. Patent and Trademark Office. The U.S. Patent number is 5,131,879. In addition, a design patent was issued on March 9, 1994 - D344,989. The Company has also registered the name Zoombie for this toy. The Company has also registered the name "CineChrome" for its line of collectible greeting cards.

         The name Diamond Entertainment is a registered trademark.






                                      S3-5

                                  SCHEDULE 3(p)

                                      Liens

There are no liens.



                                      S3-6

                                  SCHEDULE 3(v)

                              Certain Transactions


     Please refer to the following SEC documents filed with U.S. Securities and Exchange Commission:

1. Form 10-KSB/A#1 for the fiscal year ended March 31, 1999 2. Form 10-QSB for the quarterly period ended June 30, 1999 3. Form 10-QSB for the quarterly period ended September 30, 1999 4. Form 10-QSB for the quarterly period ended December 31, 1999 5. Form DEF 14A - Proxy Statement dated March 27, 2000






                                      S3-7

                                  SCHEDULE 4(d)

                                 Use of Proceeds


Accounts Payable Invoices                                          $120,000
Capital Equipment                                                    60,000
Short Term Notes Payable                                             30,000
Federal Payroll Taxes 4th Qtr - 1999                                 25,000
Working Capital                                                     200,000
Closing Fees and Expenses:
     Placement fee                                                  $40,000
     Legal fees                                                      15,000
     Escrow fees                                                      5,000
     Other fees and Expenses                                          5,000
     Total Closing Fees and Expenses                                 65,000
                                                             ---------------
Total Use of Proceeds                                              $500,000
                                                             ===============






                                      S3-8